SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Cytokinetics, Incorporated
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Cytokinetics, Incorporated
Notice of Annual Meeting of Stockholders

TO BE HELD MAY 27, 2026
To the Stockholders:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytokinetics, Incorporated, a Delaware corporation (the “Company”), will be held on Wednesday, May 27, 2026, at 10:00 a.m. PT at the Company’s headquarters, 350 Oyster Point Blvd., South San Francisco, California 94080, for the following purposes:

1.	To elect the three Class I director nominees named in the accompanying Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.
To approve the amendment and restatement of the Company’s Amended and Restated 2015 Employee Stock Purchase Plan to increase the number of authorized shares reserved for issuance thereunder by 1,000,000 shares of common stock;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.
To approve, on an advisory basis, the compensation of the “Named Executive Officers,” as determined under Regulation S-K and as otherwise disclosed in the Proxy Statement pursuant to the compensation disclosure rules under the Exchange Act and Regulation S-K; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.
Only stockholders of record at the close of business on March 31, 2026 (the “Record Date”) are entitled to notice of the meeting or any adjournment thereof and only stockholders of record on the Record Date and their proxy holders are entitled to vote at the meeting or any adjournment thereof. Stockholders who plan to attend the Annual Meeting will be required at the meeting to present a valid, government-issued photo identification.
By Order of the Board of Directors
/s/ John O. Faurescu
John O. Faurescu, Esq.
Secretary
South San Francisco, California
April 17, 2026

Whether or not you expect to attend the meeting, please vote by proxy over the telephone or through the internet, or by completing, dating, signing and returning the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held through a broker, bank or other agents and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Wednesday, May 27, 2026 at 10:00 a.m. PT at 350 oyster point blvd., South San Francisco, CA 94080
The Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com.

2	Information Concerning Solicitation and Voting
2	General
2	Record Date and Share Ownership
2	Revocability of Proxies
2	Voting
2	Cost of Proxy Solicitation
3	Voting in Person or by Proxy Card
3	Voting via the Internet or by Telephone
3	Quorum; Withhold Votes; Abstentions; Broker Non-Votes
4	Admission to the Annual Meeting
4	Deadline for Receipt of Stockholder Proposals and Director Nominations
4	Results of the Voting at the Annual Meeting
5	Proposal 1: Election of Directors
5	Nominees
5	Director Resignation Policy
6
Proposal 2:
Approval of the Amendment and Restatement of the Company’s Amended and Restated 2015 Employee Stock Purchase Plan to Increase the Number of Authorized Shares Reserved for Issuance Thereunder by 1,000,000 Shares of Common Stock

7	Dilution
7	Description of the Amended and Restated 2015 Employee Stock Purchase Plan
7	Purpose
7	Eligibility to Participate
7	Administration, Amendment, and Termination
7	Number of Shares of Stock Available Under the Amended and Restated 2015 Employee Stock Purchase Plan
8	Offering Period and Purchase Rights
8	Purchase of Shares
8	Withdrawal Rights and Termination of Employment
8	Transferability

8	Change in Control
9	Number of Shares Purchased by Certain Individuals and Groups
9	Federal Income Tax Consequences
9	Summary
10	Proposal 3: Ratification of the Appointment of Ernst & Young as Our Independent Auditor
10	Independent Registered Public Accounting Firm Services and Fees
10	Pre-Approval Policies and Procedures
12	Proposal 4: Advisory Proposal on Executive Compensation
13	Security Ownership of Certain Beneficial Owners and Management
16	Board of Directors
17	Director Skills, Experience and Background
22	Summary of Director Core Experiences and Skills
22	Board of Directors Leadership Structure
23	Stockholder Engagement
23	Board of Directors Role in Risk Oversight
24	Independence of Directors
24	Board of Directors’ Role in CEO and Executive Succession
24	Director Commitments
25	Attendance of Board and Committee Meetings
25	Board Committees
26	Consideration of Stockholder Nominations to the Board
27	Insider Trading Policies and Procedures
27	Corporate Responsibility
28	Communicating with the Board of Directors
29	Executive Officers
29	Executive Officer Skills, Experience and Background
31	Executive Compensation
31	Compensation Discussion and Analysis

43	Compensation Committee Report
43	Compensation Committee Interlocks and Insider Participation
43	Risk Analysis of the Compensation Programs
45	Executive Summary Compensation Table for 2025
46	Grants of Plan-Based Awards in 2025
47	Outstanding Equity Awards at December 31, 2025
49	Option Exercises and Stock Vested in 2025
49	Executive Employment and Other Agreements
49	Pension Benefits
49	Nonqualified Deferred Compensation
49	Potential Payments Upon Termination or Change of Control
51	Principal Executive Officer Pay Ratio
52	Pay Versus Performance
52	Required Tabular Disclosure of Compensation Actually Paid Versus Performance
52	Pay versus Performance Table
54	Financial Performance Measures

54	Description of the Relationship between Pay and Performance
55	Equity Compensation Plans at December 31, 2025
56	Director Compensation
56	Annual Retainers
56	Election to Receive Retainers in Cash or Equity
57	Initial and Annual Equity Grants to Non-Employee Directors
57	Director Compensation Table for 2025
58	Delinquent Section 16(a) Reports
58	Certain Business Relationships and Related Party Transactions
58	Review, Approval or Ratification of Transactions with Related Parties
58	Indemnification of Directors and Officers
59	Other Matters
Appendix
A-1	Appendix A Amended and Restated 2015 Employee Stock Purchase Plan

Forward-Looking Statements. The Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices and executive compensation program and equity compensation utilization, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

CYTOKINETICS, INCORPORATED
350 Oyster Point Blvd.
South San Francisco, California 94080

Proxy Statement for the 2026
Annual Meeting of Stockholders

May 27, 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Wednesday, May 27, 2026 at 10:00 a.m. PT at 350 Oyster Point Blvd., South San Francisco, CA 94080
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at proxydocs.com/CYTK.
These proxy materials will first be mailed on or about April 17, 2026 to all stockholders of record entitled to vote at the 2026 Annual Meeting.
MEETING AGENDA

Proposal Number	Proposal	Vote Required for Approval
1	To elect the three Class I director nominees named in the accompanying Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
The three director nominees receiving the most “FOR” votes will be elected, subject to our majority voting director resignation policy; withhold votes and broker non-votes, if any, will have no effect.

2	To approve the amendment and restatement of the Company’s 2015 Employee Stock Purchase Plan to increase the number of authorized shares reserved for issuance thereunder by 1,000,000.	“FOR” votes from the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal.
3	To ratify the appointment of Ernst & Young as our independent auditor for 2026.	“FOR” votes from the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal.
4	To approve, on an advisory basis, the compensation of the “Named Executive Officers.”	“FOR” votes from the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal.

Cytokinetics, Inc. | 2026 Proxy Statement	1

Information Concerning Solicitation
and Voting

General
The Board of Directors of Cytokinetics, Incorporated (the “Company”, “we”, “us”, or “our”) is soliciting proxies for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters, 350 Oyster Point Blvd., South San Francisco, CA 94080, on Wednesday, May 27, 2026, at 10:00 a.m. PT for the purposes set forth herein. Our principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-3000. For information on how to obtain directions to our headquarters and the Annual Meeting, please visit our internet webpage: www.cytokinetics.com/contact-us/.
The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2025 (the “Annual Report”), is being provided together with our Notice of Annual Meeting, this proxy statement (this “Proxy Statement”) and the accompanying proxy card to all stockholders entitled to vote at the Annual Meeting. The Notice of Annual Meeting, Proxy Statement, the accompanying proxy card and the Company’s Annual Report will first be mailed on or about April 17, 2026 to all stockholders entitled to vote at the Annual Meeting.
WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF OUR ANNUAL REPORT, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON WRITTEN REQUEST OF THE STOCKHOLDER TO CYTOKINETICS, INCORPORATED, 350 OYSTER POINT BLVD., SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: INVESTOR RELATIONS, ANNUAL STOCKHOLDER MEETING.
Record Date and Share Ownership
Common stockholders of record at the close of business on March 31, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. We have one class of common shares issued and outstanding, designated as common stock, $0.001 par value per share (the “Common Stock”). As of the Record Date, 124,237,822 shares of Common Stock were outstanding.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (i) issuing a later proxy pursuant to the instructions herein (including by telephone or internet), (ii) delivering to us at our principal executive offices a written notice of revocation to the attention of the Secretary before the Annual Meeting or (iii) attending the Annual Meeting and voting in person.
Voting
On all matters, each share of Common Stock has one vote.
Cost of Proxy Solicitation
We will pay for the entire cost of soliciting any proxies by the Company, unless otherwise stated herein. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the routine cost of forwarding proxy materials to beneficial owners.
2	Cytokinetics, Inc. | 2026 Proxy Statement

INFORMATION CONCERNING SOLICITATION AND VOTING
Voting in Person or by Proxy Card
If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or vote by proxy using the proxy card. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. To vote in person stockholders of record as of the Record Date may come to the Annual Meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Voting via the Internet or by Telephone
For Shares Registered in Your Name
Stockholders of record as of the close of business on the Record Date may go to www.proxyvote.com to vote their shares by proxy over the internet. You will be required to provide our number and the control number contained on your proxy card. Any stockholder may also grant a proxy to vote shares by telephone by calling 1-800-690-6903 and following the recorded instructions.
For Shares Registered in the Name of a Broker, Bank or Other Agent
Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than our proxy card.
A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions that offers the means to grant proxies to vote shares via telephone and the internet. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the internet at Broadridge Financial Solutions’ website at proxyvote.com.
General Information for All Shares Voted via the Internet or by Telephone
Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Time on May 26, 2026. Submitting your proxy via the internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
Quorum; Withhold Votes; Abstentions; Broker Non-Votes
Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector. The Inspector will also determine whether a quorum is present. For the election of director nominees, Proposal 1, the three director nominees receiving the most “FOR” votes will be elected; votes to “WITHHOLD” and broker non-votes, if any, will have no effect on the outcome of the vote. With respect to Proposals 2, 3, and 4, such proposals will be approved if a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal vote “FOR” that proposal; votes to “ABSTAIN” on Proposals 2, 3, and 4 will have the same effect as votes “AGAINST,” and broker non-votes, if any, will have no effect on any of the proposals. Pursuant to our bylaws, a quorum will be present if stockholders holding at least a majority of shares entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Under our bylaws, if a quorum is not present or represented at the meeting, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
Votes to “ABSTAIN” and broker non-votes, if any, will be counted as being present and entitled to vote for purposes of determining the presence of a quorum. When proxies are properly dated, executed and returned, or if instructions are properly carried out for internet or telephone voting, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendations of the Board of Directors on Proposals 1, 2, 3 and 4 and, upon such other business as may properly come before the Annual Meeting or any adjournment thereof, at the discretion of the proxy holder.
Cytokinetics, Inc. | 2026 Proxy Statement	3

INFORMATION CONCERNING SOLICITATION AND VOTING
If you are the beneficial owner and do not direct your broker, bank, or other agent on how to vote your shares, your broker, bank or other agent will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, bank, or other agent is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
Admission to the Annual Meeting
For stockholders who plan to attend the Annual Meeting, you will be required to present valid, government-issued photo identification. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the registered owner of the shares granting you the required authority to attend the meeting and vote such shares.
Deadline for Receipt of Stockholder Proposals and Director Nominations
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be received in writing by the close of business (6:00 p.m. Pacific Time) on December 15, 2026 at Cytokinetics, Incorporated, 350 Oyster Point Blvd., South San Francisco, California 94080, Attention: Corporate Secretary. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
If you wish to submit a proposal or a director nomination at the 2027 Annual Meeting of Stockholders that is not to be included in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, your proposal or nomination must be received in writing by the close of business (6:00 p.m. Pacific Time) on December 15, 2026 at Cytokinetics, Incorporated, 350 Oyster Point Blvd., South San Francisco, California 94080, Attention: Corporate Secretary, provided, however, that if our 2027 Annual Meeting of Stockholders is held more than 30 days from the date of the prior year’s Annual Meeting, your notice must be so received not later than the close of business on the later of the 120th calendar day prior to our 2027 Annual Meeting of Stockholders and the 10th calendar day following the date on which public announcement of the date of our 2027 Annual Meeting of Stockholders is first made. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act).
Please refer to our bylaws for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
Results of the Voting at the Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. Results will be published in a current report on Form 8-K that we expect to file within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we expect to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
4	Cytokinetics, Inc. | 2026 Proxy Statement

PROPOSAL 1
Election of Directors

Nominees
Our Board of Directors currently has ten members. We have a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
There are currently three directors in Class I, Edward M. Kaye, M.D., Wendell Wierenga, Ph.D., and Nancy J. Wysenski, all of whose terms of office are set to expire at the Annual Meeting. The Nominating and Governance Committee recommended, and the Board of Directors nominated, each of them for re-election to our Board of Directors at the Annual Meeting. Biographical information for each of our nominees for director can be found below in the Board of Directors section. Each of the nominees listed are currently directors of the Company and were previously elected by the stockholders. If elected at the Annual Meeting, each of our nominees will serve for a three-year term ending upon the earlier of: (1) such nominee’s successor being elected and qualified at the Company’s 2029 Annual Meeting of Stockholders or upon the adjournment of such meeting if there is no successor as a result of a decrease in the number of authorized directors, and (2) such nominee’s death, resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of Dr. Kaye, Dr. Wierenga and Ms. Wysenski. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.
Each of the nominees have consented to be named as nominees in the Proxy Statement and to continue to serve as directors if elected. If any nominee becomes unable or declines to serve as a director, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors, if such a substitute nominee is designated by the Board of Directors, or the Board may reduce its size.
Director Resignation Policy
Pursuant to our director resignation policy, if any nominee for director in this election receives a greater number of votes “WITHHOLD” from such nominee than votes “FOR”, the nominee for director must tender his resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall consider all relevant facts and circumstances and recommend to our Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the Nominating and Governance Committee’s recommendation. Promptly following the Board of Directors’ decision, we will disclose that decision and an explanation of such decision in a filing with the SEC and a press release.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES SET FORTH ABOVE.

Cytokinetics, Inc. | 2026 Proxy Statement	5

PROPOSAL 2
Approval of the Amendment and Restatement of the Company’s Amended and Restated 2015 Employee Stock Purchase Plan to Increase the Number of Authorized Shares Reserved For Issuance Thereunder by 1,000,000 Shares of Common Stock

We are asking our stockholders to approve the amendment and restatement of the Company’s Amended and Restated 2015 Employee Stock Purchase Plan (the “2015 ESPP”), which increases the number of authorized shares of common stock to be reserved for issuance thereunder by 1,000,000 shares from 1,459,879 to 2,459,879. Our Board of Directors approved the amendment and restatement of the 2015 ESPP and the additional shares to be effective upon approval from our stockholders at the Annual Meeting.
The Company currently sponsors the 2015 ESPP, which was approved by our stockholders in May 2015. An amendment and restatement of the 2015 ESPP to increase the number of shares of Common Stock available for issuance therefrom by 500,000 shares of Common Stock was approved by the Stockholders in May 2020. A further amendment and restatement of the 2015 ESPP to increase the number of shares of Common Stock available for issuance therefrom by 300,000 shares of Common Stock was approved by the Stockholders in May 2024.
We believe that continuing to offer an employee stock purchase plan provides a valuable benefit and incentive to our employees and enables us to offer competitive benefits to attract and retain the highly skilled individuals in the extremely competitive labor markets in which we compete for talent. As a result, we wish to continue to offer an employee stock purchase plan to our employees. Our Board of Directors has determined that continuation of the employee stock purchase plan by the approval of the amendment and restatement of the 2015 ESPP is in the best interest of the Company and its stockholders. Therefore, we request your approval of an additional share reserve of 1,000,000 shares of Common Stock to be available under the 2015 ESPP by approving the amendment and restatement of the 2015 ESPP.
If the amendment and restatement of the 2015 ESPP is approved by the stockholders, we intend to file a Form S-8 following the Annual Meeting of Stockholders during the second or third quarter that covers the additional shares reserved for issuance thereunder.
6	Cytokinetics, Inc. | 2026 Proxy Statement

PROPOSAL 2
Dilution
The Board and our Compensation Committee carefully manage dilution in the administration of our equity incentive programs, including the 2015 ESPP. We generally measure dilution from the 2015 ESPP by dividing (i) the total number of shares available for future issuance under the 2015 ESPP by (ii) the sum of the total shares of common stock outstanding and the total number of shares available for future issuance under our 2015 ESPP. As of March 31, 2026, our potential dilution from the 2015 ESPP was approximately 1.2%, and if the proposed amendment and restatement to the 2015 ESPP is adopted, our potential dilution from the 2015 ESPP would increase to approximately 2.0%
Description of the Amended and Restated 2015 Employee Stock Purchase Plan
The following summary outlines the principal features of the amended and restated 2015 ESPP and its terms of operation. The amended and restated 2015 ESPP, as approved by the Board of Directors and subject to stockholder approval as described in this Proposal 2, is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.
Purpose
The purpose of the 2015 ESPP is to provide eligible employees of the Company with the opportunity to purchase shares of our Common Stock (generally at a discount) through payroll deductions. The 2015 ESPP is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).
Eligibility to Participate
Employees are eligible to participate in the 2015 ESPP if their customary employment with the Company is more than 20 hours per week and more than five months per calendar year, or pursuant to such other criteria as the Board of Directors may determine consistent with Section 423 of the Code. An employee may not be granted rights to purchase stock under our 2015 ESPP if such employee (i) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of our Common Stock, or (ii) holds rights to purchase stock under our Amended and Restated 2015 ESPP that would accrue at a rate that exceeds $25,000 worth of our Common Stock in any fiscal year. Directors who are not employees of the Company are not eligible to participate in the 2015 ESPP.
As of April 1, 2026, approximately 675 employees were eligible to participate in the 2015 ESPP. The closing market price for a share of our Common Stock as of April 1, 2026 was $66.61 per share, and the number of outstanding shares of Common Stock was 124,270,295.
Administration, Amendment and Termination
The Board of Directors or a committee of the members of the Board of Directors (collectively referred to as the “Administrator”) administers the 2015 ESPP. The Board of Directors has delegated administration of the 2015 ESPP to the Compensation and Talent Committee of the Board of Directors (the “Compensation Committee”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the 2015 ESPP, to determine eligibility and adjudicate claims under the plan and to establish the procedures that it deems necessary for the administration of the plan. The Administrator may delegate one or more of its duties in the administration of the 2015 ESPP. Decisions made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties. The Administrator generally may amend or terminate the 2015 ESPP at any time and for any reason. However, certain amendments that may adversely affect the rights of any participant may not be made without consent. The Company shall obtain stockholder approval of any amendments to the extent required by applicable law.
The Amended and Restated 2015 ESPP will continue in effect until it is terminated by the Administrator.
Number of Shares of Stock Available Under the Amended and Restated 2015 Employee Stock Purchase Plan
Upon approval of this Proposal 2, a total of 2,459,879 shares of our Common Stock will be authorized for issuance under the amended and restated 2015 ESPP. In the event of certain capitalization adjustments (as defined in the 2015 ESPP), the Administrator will (i) adjust the number of shares of stock reserved for issuance, (ii) adjust the purchase price per share and the
Cytokinetics, Inc. | 2026 Proxy Statement	7

PROPOSAL 2
number of shares covered by each outstanding purchase right under the 2015 ESPP which has not yet been exercised, and (iii) adjust the number of shares a participant is permitted to purchase during a purchase period.
If the total number of shares of our Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds either (i) the number of shares that were available for sale under the 2015 ESPP on the enrollment date of the applicable offering period (the “Offering Date”) or (ii) the number of shares then available for issuance under the 2015 ESPP on the dates during the relevant offering period established by the Board of Directors on which purchase rights will be exercised and as of which purchases of shares of Common Stock will be carried out in accordance with such offering (the “Purchase Date”), then the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, unless otherwise provided by the Administrator.
Offering Period and Purchase Rights
Shares of our Common Stock are offered under the 2015 ESPP pursuant to “offering periods” typically lasting in length six months and such offering periods may be consecutive or overlapping. The Administrator may change the duration of an offering period in its sole discretion. Each offering period will consist of a series of one or more successive purchase periods.
Under the 2015 ESPP, our Board of Directors has the discretion to set offering periods of up to 27 months, but nonetheless, generally expects to approve offering periods of about six months in duration with two non-overlapping, separate offerings to begin in a calendar year.
Purchase of Shares
On the Purchase Date, we will use the payroll deductions credited to each participating employee’s account to purchase shares of Common Stock for such employee’s account. The purchase price of the shares purchased on behalf of each participant on each Purchase Date will be not less than 85% of the lower of the fair market value of a share of our Common Stock on (i) the first day of the offering period and (ii) the Purchase Date. The fair market value under the 2015 ESPP generally means the closing sales price for our Common Stock on the Nasdaq Global Select Market system for the day in question. As soon as administratively practicable after each Purchase Date, we will deliver to the participant the shares of stock purchased upon exercise of his or her purchase right in the form determined by the Administrator.
Withdrawal Rights and Termination of Employment
A participant may withdraw from the 2015 ESPP at any time, and, as promptly as practicable following such withdrawal, all the accumulated payroll deductions credited to the participant’s account will be refunded, without interest, and the participant’s purchase right for the offering period will automatically terminate and no further payroll deductions will be made. Upon the participant’s cessation of employment or loss of eligible employee status, the participant will be deemed to have elected to withdraw from the 2015 ESPP and all payroll deductions will automatically cease and all payroll deductions credited to the participant’s account but not yet used to purchase shares under the 2015 ESPP will be refunded to the participant (or the participant’s beneficiary or estate, if applicable), without interest.
Transferability
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of a purchase right or to receive shares of Common Stock under the 2015 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or pursuant to a valid beneficiary designation in accordance with the terms of the 2015 ESPP) by the participant.
Change in Control
In the event of a specified corporate transaction, such as a merger or sale of all or substantially all our assets, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and the participants’ accumulated contributions will be used to purchase shares prior to the effective date of the corporate transaction.
8	Cytokinetics, Inc. | 2026 Proxy Statement

PROPOSAL 2
Number of Shares Purchased by Certain Individuals and Groups
Given that the number of shares of our Common Stock that may be purchased under the 2015 ESPP is determined, in part, on the fair market value of a share of our Common Stock on the first and last day of the enrollment period and given that each employee’s participation in the 2015 ESPP is voluntary, the actual number of shares that may be purchased by any individual is not determinable.
Federal Income Tax Consequences
The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2015 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. The 2015 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Because the tax consequences to a participant may depend on their particular situation, each participant should consult their tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of a purchase right or the disposition of stock acquired under the 2015 ESPP. A participant generally will not have taxable income when the shares of our Common Stock are purchased for them on the applicable Purchase Date, but generally will have taxable income when they sell or otherwise dispose of shares purchased. For shares of our Common Stock that the participant does not dispose of until more than 24 months after the applicable Offering Date and more than 12 months after the Purchase Date (the “Holding Period”), any gain up to the amount of the discount (if any) from the fair market value of the shares on the Offering Date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the Holding Period, the participant sells the shares of stock for less than the purchase price, the difference is a long-term capital loss. Shares of stock sold within the Holding Period are taxed at ordinary income rates on the amount of discount received from the share’s fair market value on the Purchase Date. Any additional gain (or loss) is taxed to the participant as long-term or short-term capital gain (or loss). The Purchase Date begins the period for determining whether the gain (or loss) is short-term or long-term.
We may deduct for federal income tax purposes an amount equal to the ordinary income the participant must recognize when disposing of shares purchased under the 2015 ESPP within the Holding Period. We may not deduct any amount for shares disposed of after the Holding Period.
Summary
We believe that the approval of the amended and restated 2015 ESPP and the increase of 1,000,000 shares of our Common Stock to the 2015 ESPP’s share reserve are essential to our continued success. We expect the 2015 ESPP to continue to constitute an important incentive for our employees and to help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are one of our most valuable assets.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO BE RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES OF COMMON STOCK.

Cytokinetics, Inc. | 2026 Proxy Statement	9

PROPOSAL 3
Ratification of the Appointment of
Ernst & Young as our Independent Auditor

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and recommends that the stockholders vote for ratification of such appointment. Although action by stockholders is not required by law or our bylaws, our Board of Directors has determined that it is desirable to request stockholder ratification of this appointment as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest.
We expect a representative of E&Y will be present at the Annual Meeting. They will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. E&Y has served as our independent registered public accounting firm since 2018.
Independent Registered Public Accounting Firm Services and Fees
Current Principal Accountant Fees and Services
The following table summarizes E&Y fees incurred for 2025 and 2024.

	Years Ended December 31,
	2025	2024
Audit Fees	$2,075,918	$2,271,571
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,075,918	$2,271,571

Audit fees include fees for audit services primarily related to the integrated audit of our annual consolidated financial statements and our internal control over financial reporting as required by Section 404(b) of the Sarbanes-Oxley Act of 2002; the review of our quarterly and annual consolidated financial statements; comfort letters, consents and assistance with and review of documents relating to our securities offerings and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Tax fees include fees for R&D tax study work and tax compliance on employee tax matters. The Audit Committee pre-approved all services provided by E&Y and determined that the provision of services was compatible with maintaining auditor independence.
Pre-Approval Policies and Procedures
The Audit Committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, E&Y. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may also be given as part
10	Cytokinetics, Inc. | 2026 Proxy Statement

PROPOSAL 3
of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT AUDITOR.

Cytokinetics, Inc. | 2026 Proxy Statement	11

PROPOSAL 4
Advisory Proposal on Executive
Compensation

The Compensation Committee has adopted a standing policy that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall 2025 compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to this advisory vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe our compensation policies and decisions provide competitive and internally-equitable compensation and benefits that reflect Company performance, job complexity and strategic value of the position while seeking to promote individual long-term retention and motivation and alignment with the long-term interests of our stockholders. We believe the compensation program for our executives has helped us retain a team capable of managing and enabling us to advance our research and development programs and our other corporate objectives.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as determined under Regulation S-K and as otherwise disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules under the Exchange Act and Regulation S-K, including the Compensation Discussion and Analysis, the related compensation tables and the narrative disclosure to those tables in the Proxy Statement.”
The results of this advisory vote are not binding upon us. However, the Compensation Committee values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote and when making future compensation decisions for named executive officers. We expect that the next “say on pay” vote will be at our 2027 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

12	Cytokinetics, Inc. | 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of February 28, 2026 by:
•	all those known by us at such time to be the beneficial owner of more than 5% of our voting securities;
•	each director and nominee for director at such time;
•	each of the named executive officers named in the Executive Summary Compensation Table; and
•	all current directors and executive officers of the Company as a group.
The number and percentage of shares beneficially owned are based on the aggregate of 123,174,488 shares of Common Stock outstanding as of February 28, 2026, adjusted as required by the rules promulgated by the SEC.

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
5% Stockholders(1):
T. Rowe Price Investment Management, Inc.(2) 1307 Point Street, Baltimore, MD 21231	17,716,372	14.4%
Entities affiliated with BlackRock, Inc. (3) 50 Hudson Yards, New York, NY 10001	15,252,905	12.4%
Entities affiliated with Fidelity Investments(4) 245 Summer Street, Boston, MA 02210	13,101,596	10.6%
The Vanguard Group(5) 100 Vanguard Boulevard, Malvern, PA 19355	11,915,821	9.7%
Entities affiliated with Wellington Management Group LLP(6) 280 Congress Street, Boston, MA 02210	6,530,884	5.3%
Named Executive Officers:
Robert I. Blum(7)	1,646,586	1.3%
Andrew M. Callos(8)	150,568	*
Jeffrey Hessekiel	-	*
Sung H. Lee(9)	53,383	*
Fady I. Malik, M.D., Ph.D.(10)	538,086	*
Non-Employee Directors:
John T. Henderson, M.B., Ch.B.(11)	255,195	*
Muna Bhanji(12)	94,786	*
James M. Daly(13)	6,297	*

Cytokinetics, Inc. | 2026 Proxy Statement	13

Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
Robert A. Harrington, M.D.(14)	80,186	*
Edward M. Kaye, M.D.(15)	130,764	*
Robert E. Landry(16)	19,904	*
B. Lynne Parshall, Esq.(17)	61,958	*
Wendell Wierenga, Ph.D.(18)	158,649	*
Nancy J. Wysenski(19)	102,332	*
All directors and executive officers as a group (14 persons)(20)	3,298,694	2.6%

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)
Based on a 13G/A filed with the SEC as follows: T. Rowe Price Investment Management, Inc. on February 17, 2026, BlackRock, Inc. on November 12, 2024; The Vanguard Group on January 8, 2025, FMR LLC on August 7, 2025, and Wellington Management Group LLP on February 8, 2024.

(2)
According to its Schedule 13G/A filed on February 17, 2026, as of December 31, 2025, T. Rowe Price Investment Management, Inc. had sole voting power over 17,330,683 shares of Common Stock and sole dispositive power over 17,700,030 shares of Common Stock.

(3)
According to its Schedule 13G/A filed on November 12, 2024, as of September 30, 2024, BlackRock, Inc. had sole voting power over 15,059,304 shares of Common Stock and sole dispositive power over 15,252,905 shares of Common Stock. Of these shares, BlackRock Fund Advisors also beneficially owns shares representing 5% or greater of our outstanding shares of Common Stock.

(4)
According to its Schedule 13G/A filed on August 7, 2025, as of July 31, 2025, FMR LLC had sole voting power over 12,747,498 shares of Common Stock and sole dispositive power over 13,101,596 of these shares of Common Stock, and Abigail P. Johnson has sole dispositive power over 13,101,596 of these shares of Common Stock.

(5)
According to its Schedule 13G/A filed on January 8, 2025, as of December 31, 2024, The Vanguard Group had shared voting power over 87,298 shares of Common Stock, sole dispositive power over 11,693,912 shares of Common Stock, and shared dispositive power over 221,909 shares of Common Stock. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(6)
According to its Schedule 13G/A filed on February 8, 2024, as of December 29, 2023, each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP had shared voting power over 6,036,013 shares of Common Stock, and shared dispositive power over all of these shares of Common Stock, and Wellington Management Company LLP had shared voting power over 5,998,852 shares of Common Stock, and shared dispositive power over 6,325,032 shares of Common Stock.

(7)
Represents (a) 201,588 shares of Common Stock held by Mr. Blum; (b) 2,083 shares of Common Stock held by the Brittany Blum 2003 Irrevocable Trust; (c) 2,083 shares of Common Stock held by the Bridget Blum 2003 Irrevocable Trust; and (d) 1,440,832 shares of Common Stock underlying options granted to Mr. Blum that are exercisable within 60 days of February 28, 2026. Mr. Blum disclaims beneficial ownership of the shares of Common Stock held by the aforementioned trusts.

(8)	Represents 150,568 shares of Common Stock underlying options granted to Mr. Callos that are exercisable within 60 days of February 28, 2026.
(9)	Represents (a) 15,766 shares of Common Stock held by Mr. Lee; and (b) 37,617 shares of Common Stock underlying options granted to Mr. Lee that are exercisable within 60 days of February 28, 2026.
(10)	Represents (a) 71,733 shares of Common Stock held by Dr. Malik; and (b) 466,353 shares of Common Stock underlying options granted to Dr. Malik that are exercisable within 60 days of February 28, 2026.
(11)
Represents (a) 65,906 shares of Common Stock held by Dr. Henderson; (b) 83 shares held by Dr. Henderson’s spouse; and (c) 189,206 shares of Common Stock underlying options granted to Dr. Henderson that are exercisable within 60 days of February 28, 2026. Dr. Henderson disclaims beneficial ownership of the shares of Common Stock held by his spouse.

(12)
Represents (a) 14,213 shares of Common Stock held by Ms. Bhanji; and (b) 80,573 shares of Common Stock underlying options granted to Ms. Bhanji that are exercisable within 60 days of February 28, 2026.

(13)	Represents (a) 197 shares of Common Stock held by Mr. Daly; and (b) 6,100 shares of Common Stock underlying options granted to Mr. Daly that are exercisable within 60 days of February 28, 2026.
(14)
Represents (a) 9,613 shares of Common Stock held by Dr. Harrington; and (b) 70,573 shares of Common Stock underlying options granted to Dr. Harrington that are exercisable within 60 days of February 28, 2026.

(15)	Represents (a) 1,050 shares of Common Stock held by Dr. Kaye; and (b) 129,714 shares of Common Stock underlying options granted to Dr. Kaye that are exercisable within 60 days of February 28, 2026.
(16)	Represents 19,904 shares of Common Stock underlying options granted to Mr. Landry that are exercisable within 60 days of February 28, 2026.
14	Cytokinetics, Inc. | 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(17)
Represents (a) 13,636 shares of Common Stock held by Ms. Parshall; and (b) 48,322 shares of Common Stock underlying options granted to Ms. Parshall that are exercisable within 60 days of February 28, 2026.

(18)
Represents (a) 23,330 shares of Common Stock held by Dr. Wierenga; and (b) 135,319 shares of Common Stock underlying options granted to Dr. Wierenga that are exercisable within 60 days of February 28,2026.

(19)
Represents (a) 21,759 shares of Common Stock held by Ms. Wysenski; and (b) 80,573 shares of Common Stock underlying options granted to Ms. Wysenski that are exercisable within 60 days of February 28, 2026.

(20)	Reflects the shares owned by our executive officers and directors.
Cytokinetics, Inc. | 2026 Proxy Statement	15

Board of Directors

Our Board of Directors is composed of individuals whose knowledge, background, experience and judgment we believe to be valuable to us. The primary functions of our Board of Directors are to:
•	Review and approve our strategic direction and annual operating plan and monitor our performance;
•	Evaluate the President and Chief Executive Officer (“CEO”);
•	Review management performance and compensation;
•	Review management succession planning;
•	Advise and counsel management;
•	Monitor and manage potential conflicts of interests of management, members of the Board of Directors and stockholders;
•	Oversee the integrity of financial information; and
•	Monitor the effectiveness of the governance practices under which the Board of Directors operates and make changes as needed.
We do not have a formal diversity policy for selecting Board of Directors members. However, we believe it is important that the members of our Board of Directors collectively bring the experiences and skills appropriate to effectively carry out the Board of Directors’ responsibilities both as our business exists today and as we plan to develop an organization capable of successfully conducting late-stage clinical development and commercialization of our products. We therefore seek as members of our Board of Directors individuals with a variety of perspectives and the expertise and ability to provide advice and oversight in one or more of these areas: accounting controls, business strategy, risk management, strategic partnering, financial strategies, legal and regulatory compliance and compensation and retention practices.
The following table sets forth the names of each member of our Board of Directors, their age, position, director class and committee membership as of the date of this proxy statement.

Director	Age	Position/ Class	Audit Committee	Compliance Committee	Compensation and Talent Committee	Nominating and Governance Committee	Science and Technology Committee	Transactions Committee
Robert I. Blum	62	CEO, Class II
Muna Bhanji	63	Class III		Chair		■		■
James M. Daly	64	Class III		■
John T. Henderson, M.B., Ch.B.	81	Chair, Class III	■			Chair	■	■
Robert A. Harrington, M.D.	65	Class II				■	■
Edward M. Kaye, M.D.	76	Class I	■		■		■	■
Robert E. Landry	62	Class II	■
B. Lynne Parshall, Esq.	72	Class III	Chair	■				Chair
Wendell Wierenga, Ph.D.	78	Class I			■	■	Chair
Nancy J. Wysenski	68	Class I		■	Chair			■

16	Cytokinetics, Inc. | 2026 Proxy Statement

Board of Directors
Director Skills, Experience and Background
Robert I. Blum was appointed as our President and Chief Executive Officer and as a member of our Board of Directors in January 2007. Previous to that appointment, Mr. Blum served as our President from February 2006 to January 2007. He served as our Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer from September 2004 to February 2006. From January 2004 to September 2004, he served as our Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From October 2001 to December 2003, he served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer. From July 1998 to September 2001, Mr. Blum was our Vice President, Business Development. Prior to joining us in July 1998, he was Director, Marketing at COR Therapeutics, Inc. since 1996. From 1991 to 1996, he was Director, Business Development at COR Therapeutics. Prior to that, Mr. Blum performed roles of increasing responsibility in sales, marketing and other pharmaceutical business functions at Marion Laboratories, Inc. and Syntex Corporation. Mr. Blum served as Chairman of the Board of Directors of Gamida Cell Ltd. from September 2018 to March 2023. Mr. Blum received B.A. degrees in Human Biology and Economics from Stanford University and an M.B.A. from Harvard Business School.

Mr. Blum brings to our Board of Directors a deep familiarity with our operations, strategy and vision, as well as a record of successful corporate management, strategic partnering and financing.

John T. Henderson, M.B., Ch.B. has served as a member of our Board of Directors since February 2009 and as Chairman of our Board of Directors since April 2022. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as president of Futurepharm LLC. Dr. Henderson consulted for NeuroVia, Inc. as Chief Development Officer and was an executive officer of this privately held company until October 2018. Until his retirement in December 2000, Dr. Henderson was with Pfizer Inc. for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice Presidential level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for Pfizer’s Europe, U.S. and International Pharmaceuticals groups. Dr. Henderson has served on the Board of Directors of Myriad Genetics, Inc., a healthcare diagnostics company, from 2004 to December 2020, including as Chairman. Dr. Henderson earned his bachelor of science and medical degrees from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.) and the Faculty of Pharmaceutical Medicine.

Dr. Henderson brings to our Board of Directors broad experience in matters relating to global pharmaceutical drug development in a wide range of therapeutic areas and stages of business development, and an extensive background as a public company executive, board member and consultant in the pharmaceutical industry.

Cytokinetics, Inc. | 2026 Proxy Statement	17

Board of Directors
Muna Bhanji has served on our Board of Directors since February 2021. Ms. Bhanji’s prior experience includes a 30+ year tenure at Merck, during which she held a number of senior leadership roles within the U.S. and Global commercial organizations. Most recently, through December 2020, she served as the Senior Vice President, Global Market Access & Policy with responsibility for enabling payer reimbursement and access for patients, for Merck’s products around the world. Ms. Bhanji is the Founder and President of TIBA Global Access, a commercialization and market access strategy consultancy serving the biopharmaceutical industry. Ms. Bhanji has served on the Board of Directors of Ardelyx, Inc., Veracyte, Inc. and Lumanity (a private portfolio company of Arsenal Capital Partners) since 2021 and Intellia Therapeutics Inc. since May 2022. Ms. Bhanji also currently serves on the board of directors of CORUS International, an ensemble of faith-based organizations working at the intersection of poverty alleviation and healthcare, in the most underserved parts of the world. Ms. Bhanji previously served on the Board of Directors of Possible Health, a Nepal based NGO, the Board of Directors of the Foundation of Managed Care Pharmacy, and chaired Merck’s Supervisory Board in the Netherlands. Ms. Bhanji earned her Bachelor of Pharmacy degree from Rutgers School of Pharmacy and an M.B.A. from St. Joseph’s University.

Ms. Bhanji brings to our Board of Directors experience in key operational and global product commercialization functions, including substantial direct experience in sales, marketing, and commercial operations.

James M. Daly has served as a member of our Board of Directors since August 2025. Mr. Daly brings over 30 years of global biopharmaceutical leadership experience with particular expertise in commercialization. Most recently, Mr. Daly served as the Chief Commercial Officer at Incyte Corporation, a biopharmaceutical company, from 2012 to 2015, where he led the launch of Jakafi® (ruxolitinib) and oversaw development of the company’s global commercial capabilities. Previously, he spent 10 years at Amgen where he held multiple senior leadership positions, including Senior Vice President of North America Commercial Operations, and launched several successful medicines including Neulasta®, Xgeva®, Nplate® and Vectibix®. He began his career at GlaxoSmithKline, serving in escalating positions of seniority over his 16-year tenure with the company. He earned a B.S. in Pharmacy and an M.B.A. from the University at Buffalo, SUNY. Mr. Daly currently serves on the Boards of Madrigal Pharmaceuticals, argenx SE, and Acadia Pharmaceuticals.

Mr. Daly brings to our Board of Directors extensive commercial launch expertise and over 30 years of global biopharmaceutical leadership experience, which are particularly valuable as the Company advances toward becoming a fully integrated commercial organization.

18	Cytokinetics, Inc. | 2026 Proxy Statement

Board of Directors
Robert A. Harrington, M.D. has served as a member of our Board of Directors since April 2022. Dr. Harrington is a cardiologist and has served as the Stephen and Suzanne Weiss Dean of Weill Cornell Medicine and Provost for Medical Affairs of Cornell University since 2023. Dr. Harrington was previously the Arthur L. Bloomfield Professor of Medicine and Chair of the Department of Medicine at Stanford University for more than 10 years from 2012 - 2023. He was previously the Richard Sean Stack, MD Distinguished Professor and the Director of the Duke Clinical Research Institute (DCRI) at Duke University. Dr. Harrington has served as a member of the American College of Cardiology (ACC) Board of Trustees and is currently a member of the American Heart Association’s (AHA) Board of Directors, its Science Advisory and Coordinating Committee, and as a past President (2019-2020). He served as the Chair for the AHA’s Scientific Sessions in 2013 and 2014. He is an elected member of the Association of American Physicians (AAP) and the Association of University Cardiologists (AUC). In 2015, he was elected to membership in the National Academy of Medicine/Institute of Medicine. In 2016, he was named a Master of the American College of Cardiology. He was awarded the AHA’s Clinical Research Prize in 2017 and AHA Council on Clinical Cardiology (CLCD) Distinguished Achievement Award in 2022. In 2022, Dr. Harrington was awarded the Stokes Medal from the Irish Cardiac Society. Dr. Harrington earned a B.A. in English at the College of the Holy Cross and an M.D. from Tufts University School of Medicine.

Dr. Harrington brings to our Board of Directors extensive experience in clinical research, particularly in the field of cardiovascular disease.

Edward M. Kaye, M.D. has served as a member of our Board of Directors since May 2016. Outside of Cytokinetics, Dr. Kaye has served as the Chief Executive Officer of Aurora Therapeutics, a private pre-clinical stage biotechnology company, since Sept 2025. In addition to Cytokinetics, he currently serves as a member of the Boards of Directors of the Massachusetts Biotechnology Council, Stoke Therapeutics (since 2015), Aurora Therapeutics (a private company since 2025) and Convergence Bio (a private company since 2025). Previously, Dr. Kaye served as the Chief Executive Officer of Stoke Therapeutics, Inc., a biotechnology company, from 2017 to March 2025. He also previously served as President and Chief Executive Officer of Sarepta Therapeutics, Inc. from September 2016 to June 2017, interim Chief Executive Officer from March 2015 to September 2016 and Chief Medical Officer from June 2011 to April 2017. He also served on the company’s Board of Directors. Prior to joining Sarepta, Dr. Kaye was employed by Genzyme Corporation for ten years, holding various senior management positions, the most recent of which was Group Vice President of Clinical Development, in which he supervised clinical research in lysosomal storage disease programs and genetic neurological disorders. Dr. Kaye has also served as Chief of Biochemical Genetics at Children’s Hospital of Philadelphia and Associate Professor of Neurology and Pediatrics at the University of Pennsylvania School of Medicine. Dr. Kaye serves as a Neurological Consultant at the Children’s Hospital of Boston and is on the editorial boards of a number of medical journals. He is also a member of several scientific advisory boards, including United Leukodystrophy Foundation, Spinal Muscular Atrophy Foundation, CureCMD, CureDuchenne and Prize4Life. Dr. Kaye received his medical education and pediatric training at Loyola University Stritch School of Medicine and University Hospital, child neurology training at Boston City Hospital, Boston University, and completed his training as a neurochemical research fellow at Bedford VA Hospital, Boston University.

Dr. Kaye brings to our Board of Directors extensive clinical research and development experience, particularly his expertise in rare neuromuscular diseases.

Cytokinetics, Inc. | 2026 Proxy Statement	19

Board of Directors
Robert E. Landry has served as a member of our Board of Directors since February 2025. In addition to Cytokinetics, Mr. Landry currently serves as a director of Zymeworks (since August 2025). Previously, Mr. Landry served as the Chief Financial Officer at Regeneron Pharmaceuticals, a biotechnology company, from 2013 to 2024, where he was responsible for all financial operations, including investor relations, information technology, competitive intelligence, and global non-manufacturing facilities. During his tenure, he helped guide the company as it grew substantially in market capitalization and workforce, oversaw two public acquisitions, Checkmate Pharmaceuticals and Decibel Therapeutics, and established affiliates around the world. Prior to joining Regeneron Pharmaceuticals, Mr. Landry spent 25 years at Wyeth and Pfizer, Inc., where he held numerous corporate and operational roles, including Corporate Treasurer, Director of Pharmaceutical Marketing and Sales, Senior Vice President of Finance, and Chief Financial Officer of Wyeth Australia and New Zealand. Mr. Landry started his career at Coopers & Lybrand, now PricewaterhouseCoopers LLP. Mr. Landry was a Certified Public Accountant in New York and received a Bachelor of Business Administration from the University of Notre Dame.

Mr. Landry brings to our Board of Directors experience in corporate finance, financial management and planning and corporate development.

B. Lynne Parshall, Esq. has served as a member of our Board of Directors since February 2013. She currently serves as a member of the Board of Directors of Ionis Pharmaceuticals, Inc. and Foghorn Therapeutics Inc. Ms. Parshall was employed at Ionis from 1991 to 2017 where she held various positions of increasing responsibility. Prior to joining Ionis, she was a partner at the law firm of Cooley LLP. Ms. Parshall has served on the Board of Directors of Repertoire Immune Medicines, Inc., a private life sciences company, since December 2021, Ring Therapeutics, a private life sciences company, since March 2022 and Foghorn Therapeutics since August 2022 and each of Alltrna and Celdeara Medical, both private companies, since 2023. Ms. Parshall served as a member of the Board of Directors of Akcea Therapeutics Inc. from 2015 to October 2020. Ms. Parshall is a member of the Licensing Executives Society and a member of the American, California and San Diego bar associations. She holds a J.D. from Stanford Law School and a B.A. from Harvard University.

Ms. Parshall brings to our Board of Directors extensive operational and business development experience, particularly in the advancement and funding of potential products directed to specialty care and orphan drug designated indications.

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Board of Directors
Wendell Wierenga, Ph.D. has served as a member of our Board of Directors since February 2011. From June 2011 to January 2014, Dr. Wierenga served as Executive Vice President, Research and Development, at Santarus, Inc., acquired by Salix Inc., which was subsequently acquired by Valeant Pharmaceuticals International, Inc. From 2006 to 2011, he served as Executive Vice President, Research and Development, at Ambit Biosciences Corporation. From 2003 to 2006, he served as Executive Vice President of Research and Development at Neurocrine Biosciences, Inc. From 2000 to 2003, Dr. Wierenga served as Chief Executive Officer of Syrrx, Inc. (now part of Takeda Pharmaceutical Company). From 1990 to 2000, he was Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert (now Pfizer, Inc.). Prior to that, Dr. Wierenga spent 16 years at Upjohn Pharmaceuticals in research and drug discovery roles, most recently as Executive Director of Discovery Research. Dr. Wierenga has served on the Board of Directors of Crinetics Pharmaceuticals since 2014 and Dermata Therapeutics since September 2016. He also served on the Board of Directors of Onyx Pharmaceuticals, Inc. from 1996 to 2013, XenoPort, Inc. from 2001 to August 2016, Ocera Therapeutics, Inc. from December 2013 to December 2018, Anacor Pharmaceuticals, Inc. from September 2014 to July 2016, Apricus Biosciences, Inc. from March 2014 to December 2018, Concert Pharmaceuticals, Inc. from March 2014 to June 2019 and Patara Pharma, Inc. from 2015 to November 2018. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in Chemistry from Stanford University.

Dr. Wierenga brings to our Board of Directors over thirty years of experience in matters relating to pharmaceutical drug discovery and development in a wide range of therapeutic areas, and an extensive background as a public company executive and board member in the pharmaceutical and biotechnology industries.

Nancy J. Wysenski has served as a member of our Board of Directors since November 2020. Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Inc. from December 2009 through June 2012. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals plc, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. She was previously on the Boards of Directors of Dova Pharmaceuticals, Inc. from 2018 to 2019, Tetraphase Pharmaceuticals from 2014 to July 2020, Reata Pharmaceuticals, Inc., and Inovio Pharmaceuticals, Inc. from 2015 to 2017, Provention Bio, Inc. from 2020 to 2023, and Alkermes Pharmaceuticals, plc from 2013 to 2023. She is a founder of the Research Triangle Park Chapter of the Healthcare Businesswomen’s Association and served on the National Advisory Board of the Healthcare Businesswomen’s Association. She served two terms on the Board of Trustees for North Carolina Central University.

Ms. Wysenski brings to our Board of Directors experience in key operational and product commercialization functions, including substantial direct experience in sales, marketing, commercial operations, and supply chain management.

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Board of Directors
Summary of Director Core Experiences and Skills
Our Board of Directors consists of a talented group of highly qualified leaders in their respective fields. Our directors have a wide array of experience ranging from relevant experience as members of senior leadership at large pharmaceutical companies to significant and peer recognized scientific experience to support our specific drug development programs. Our Board of Directors and the Nominating and Governance Committee of our Board of Directors (the “Governance Committee”) believe the skills, qualities, attributes, and experience of our directors provide us with the competency and skills to effectively address our evolving needs and to represent the best interests of our stockholders.
Board of Directors Functional Expertise

Director Expertise is self-reported by the respective directors. 4 checks represents extensive experience. 0 checks represents no or minimal experience. 1 to 3 checks represents directors’ self-assessment of exposure and experience in the respective field, with higher numbers approaching extensive experience and lower numbers approaching no or minimal experience.
Board of Directors Leadership Structure
The Board of Directors may select, at its discretion, a Chairman. The Board of Directors’ current policy is that the roles of the Chairman of the Board of Directors and CEO should be held by different individuals, except in unusual circumstances as determined by the Board of Directors. In cases where the Board of Directors determines it is in the best interests of the Company’s stockholders to combine the positions of Chairman and CEO or to otherwise designate a Chairman who is not an independent director, the Board of Directors shall appoint a lead independent director. The Board of Directors believes that its current leadership structure, with Mr. Blum serving as CEO and Dr. Henderson serving as Chairman, is appropriate for us at this time. Both leaders are actively engaged in significant matters affecting us, such as our long-term strategy. The CEO has overall responsibility for all aspects of our operations, while the Chairman has a greater focus on governance, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for us.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chair. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.
The Board believes that its programs for overseeing risk, as described under “Board of Directors Role in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
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Board of Directors
Stockholder Engagement
Our Board of Directors is committed to an open dialogue with our stockholders regarding our corporate governance practices. We proactively and reactively meet with our significant stockholders to discuss corporate governance concerns. These meetings provided our Board of Directors with useful feedback regarding the governance and compensation practices of our Company. We plan to continue our outreach to stockholders in a systematic manner every year in advance of the preparation of our proxy statements for upcoming annual meetings of stockholders.
Director Overboarding: A number of our stockholders have expressed a concern regarding directors serving on the board of directors of too many public companies. Our Board of Directors believes that each of our directors has demonstrated the ability to devote sufficient time and attention to their duties and to otherwise fulfill the responsibilities required of members of our Board of Directors. Prior to his resignation as Chief Executive Officer of Stoke Therapeutics in March 2025, certain institutional investors and proxy advisory firms had considered Dr. Kaye to be serving on too many public company boards of directors. At our 2023 Annual Meeting of Stockholders, although Dr. Kaye was re-elected to the Board with a greater than a majority of votes cast, approximately 38% of votes cast for his re-election were withheld. In response to the withhold vote on Dr. Kaye’s election, our Board of Directors amended its Corporate Governance Guidelines to prohibit members of our Board of Directors from serving on more than five public company boards of directors generally, provided that if a member of our Board of Directors is also the chief executive officer of a public company, then such director is prohibited from serving on more than three public company boards of directors. Our Board of Directors believes this amendment to our Corporate Governance Guidelines is appropriate in the circumstances and that imposing specific limits on board seats is responsive to the vote on Dr. Kaye’s election at our 2023 Annual Meeting of Stockholders. As a result of Dr. Kaye’s resignation as Chief Executive Officer of Stoke Therapeutics in March 2025, we believe that any previously expressed concerns have now been resolved.
Classified Board Structure: Our Restated Certificate classifies our Board of Directors into three classes of directors with staggered three-year terms. A number of our stockholders have asked whether we intend to eliminate this structure in favor of annual elections of all directors. Our Board of Directors and the Governance Committee have given thoughtful consideration to the maintenance of a classified board structure and currently believe that it is in the best interests of stockholders to maintain that structure. As the Company continues to mature, and with the launch of its first commercial drug product, our Board of Directors and Governance Committee are committed to periodically re-evaluating whether maintaining a classified board structure remains in the best interests of stockholders.
Performance Stock Units as Executive Compensation: Our stockholders have communicated their desire to see the Company utilize performance-based equity compensation as part of long-term executive compensation. Our Compensation Committee agreed with this feedback and granted PSUs to our named executive officers in 2024 to incentivize the achievement of specific high-value milestones, a portion of such PSUs vested in 2025. As stated in our 2025 Proxy Statement, we did not grant PSUs in 2025 because we were not at the time engaged in the commercializing of drug products. With the FDA approval of MYQORZO in December 2025, our Compensation Committee granted PSUs to our Named Executive Officers in March 2026 as part of their annual equity compensation package.
Board of Directors Role in Risk Oversight
The role of our Board of Directors is to oversee the CEO and other senior management in the competent, lawful and ethical operation of the Company, including management’s establishment and implementation of appropriate practices and policies with respect to areas of potentially significant risk to us. Management routinely reports to the Board of Directors regarding potential areas of significant risk. These reports include discussions of current and new areas of potential operational, legal or financial risk and status reports on risk mitigation programs undertaken by us. The Board of Directors as a whole is responsible for such risk oversight but administers certain of its risk oversight functions through its committees, such as the Audit Committee, the Compensation Committee, the Governance Committee and the Compliance Committee of the Board of Directors (the “Compliance Committee”).
The Audit Committee is responsible for the oversight of our accounting and financial reporting processes, including our internal control systems. In addition, the Audit Committee oversees and reviews our financially related risk management practices, including our investment policy, and cybersecurity and related policies.
As part of the Compensation Committee’s risk oversight function, it considers whether our compensation policies and practices for our employees create risks that are reasonably likely to have a material adverse effect on us. In conducting this evaluation, the
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Board of Directors
Compensation Committee has reviewed our current practices and procedures for awarding cash and equity compensation to employees through the annual performance review process, particularly as such practices and procedures apply to the establishment of the goals that are taken into consideration in the payment of bonuses. The Compensation Committee has determined that these practices do not encourage inappropriate risk-taking. Further, the Compensation Committee believes that there is sufficient Board of Director oversight of our processes for compensation determinations to avoid the establishment of incentives that are materially adverse to our interests. Accordingly, the Compensation Committee has determined that our compensation policies at this time do not create risks that are reasonably likely to have a material adverse effect on us.
The Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of our Board of Directors, the structure and function of our Board of Directors committees and meeting logistics and policies. The Governance Committee regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors.
The Compliance Committee oversees risks and activities in the area of compliance with applicable laws and regulations, including healthcare laws, data privacy laws, and good pharmaceutical practices, that may impact our business operations or public image, in light of the applicable legal and regulatory requirements, government and industry standards, as well as business trends and public policy considerations. As part of the Compliance Committee’s risk oversight function, it assesses our compliance program and meets separately with our Chief Compliance Officer at each of its meetings.
Independence of Directors
The Board of Directors has affirmatively determined that each of our current directors is independent as defined under the Nasdaq Listing Rules and applicable regulations and provisions under the Exchange Act, except for Mr. Blum, our President and Chief Executive Officer, who is not independent by virtue of his employment with us. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board of Directors’ Role in CEO and Executive Succession
At least annually, our Board of Directors and the Compensation Committee review the company’s succession plans for the CEO and other key senior leadership positions. The independent directors also meet without the CEO to discuss CEO succession planning. During these reviews, the CEO and directors discuss: skill sets needed by the CEO given the Company’s stage of development, and future candidates for the CEO and other senior leadership positions; succession timing; and development plans for potential candidates. The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or his sudden departure, incapacitation, or death. Management provides multiple opportunities for directors to interact with the Company’s top leadership talent in both formal and informal settings to allow them to most effectively assess the candidates’ qualifications and capabilities.
Director Commitments
Our Board of Directors believes all directors should have the ability to dedicate sufficient time and attention to devote to board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, the Governance Committee considers, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of public company boards. Our Board of Directors has adopted as part of our Corporate Governance Guidelines a policy that members of our Board of Directors may not serve on more than five boards of directors of public companies (including our Board of Directors), and that directors who are the chief executive officer of another public company may not serve on more than three boards of directors of public companies (including our Board of Directors). Our Corporate Governance Guidelines also require that directors inform the Chair of the Governance Committee and our CEO prior to accepting an invitation to serve on any additional corporate boards.
Our Board of Directors believes each of our directors, including all of our current director nominees, is in compliance with our guidelines and otherwise has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.
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Board of Directors
Attendance of Board and Committee Meetings
Our Board of Directors held 7 meetings during the last fiscal year. Each of the directors serving during the last fiscal year attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors upon which such director served during his or her tenure.
We do not have formal policies regarding attendance by members of the Board of Directors at our Annual Meetings of stockholders. All nine of the Company’s then serving directors attended the 2025 Annual Meeting of Stockholders.
Board Committees
The Board of Directors has a standing Audit Committee, Compensation Committee, Governance Committee, Compliance Committee, Science and Technology Committee and Transactions Committee, and established written charters for each of these committees. All members of these committees are independent as currently defined by Nasdaq Listing Rules and applicable regulations and provisions under the Exchange Act. Charters for these committees are on our website cytokinetics.com in Corporate Governance under the Investors & Media tab.
Audit Committee. The Audit Committee consists of directors Ms. Parshall (Chair), Dr. Kaye, Dr. Henderson and Mr. Landry. All members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2) of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act). The Board of Directors determined that each of Ms. Parshall and Mr. Landry is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, based on their professional experience as described above.
The Audit Committee reviews our critical accounting policies and practices, consults with and reviews the services provided by our independent registered public accounting firm and selects our independent registered public accounting firm.
The Audit Committee held five meetings during fiscal year 2025.
Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted,
Members of the Audit Committee
B. Lynne Parshall, Esq., Chair
John T. Henderson, M.B., Ch.B.
Edward M. Kaye, M.D.
Robert E. Landry
Compensation and Talent Committee. The Compensation Committee consists of directors Ms. Wysenski (Chair), Dr. Wierenga and Dr. Kaye. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq Listing Rules and Rule 10C-1(b)(1) under the Exchange Act).
The Compensation Committee reviews and approves the salaries and incentive compensation of our executive officers and oversees our stock plans and employee benefit plans, as well as reviewing and recommending to the Board of Directors approval of
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Board of Directors
modifications to the plans. The Compensation Committee, in consultation with the third-party independent compensation consultant and discussion with management, forms its own recommendations for all executive compensation (base salary, bonus, equity and other benefits) and director compensation. All new hire stock option grants to employees, including our executive officers, are approved by the Compensation Committee. In addition, the Compensation Committee approves the annual stock option and restricted stock unit (“RSU”) awards for all employees as part of the annual performance review process. The Compensation Committee may engage the services of third-party professional compensation consulting firms to assist in benchmarking data from competitive peer group companies.
Further discussion of the role and function of our Compensation Committee can be found in the section below entitled “Compensation Discussion and Analysis.”
The Compensation Committee held nine meetings during fiscal year 2025.
Nominating and Governance Committee. The Governance Committee consists of directors Dr. Henderson (Chair), Ms. Bhanji, Dr. Harrington, and Dr. Wierenga. All members of the Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules).
The Governance Committee assists our Board of Directors in identifying qualified persons to serve as directors, evaluates all proposed director nominees, recommends committee chairs and members, and recommends approved candidates to the Board of Directors for appointment or re-nomination to Company stockholders. The Governance Committee also regularly reviews issues and developments relating to corporate governance, has primary responsibility for overseeing Environmental, Social and Governance (“ESG”) matters and formulates and recommends corporate governance standards to our Board of Directors. If there is a change in a director’s employment, the Governance Committee evaluates and makes a recommendation to our Board of Directors as to whether it would be appropriate to request that the director resign. The Governance Committee has not established minimum qualifications for proposed director nominees.
The Governance Committee has used and may use in the future search firms to assist in the identification and evaluation of qualified candidates to join our Board of Directors.
The Governance Committee held five meetings during fiscal year 2025.
Consideration of Stockholder Nominations to the Board
To date, the Governance Committee has not established a policy for considering candidates for director recommended by our stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Because those candidates recommended by stockholders will receive substantially the same consideration that candidates recommended by members of the Board of Directors receive, our Board of Directors believes that it is appropriate for us to not have a formal policy for considering such candidates at this time. Stockholders wishing to recommend individuals for consideration by the Governance Committee may do so by delivering a written recommendation to our Company Secretary at Cytokinetics, Incorporated, 350 Oyster Point Blvd., South San Francisco, California 94080 with the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. As indicated above, the Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Please also note that stockholders may also nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.
Science and Technology Committee. The Science and Technology Committee of the Board of Directors (the “Science and Technology Committee”) consists of directors Dr. Wierenga (Chair), Dr. Harrington, Dr. Henderson, and Dr. Kaye.
The Science and Technology Committee provides guidance to management and our Board of Directors on emerging trends in healthcare, discovery research and clinical development and reviews and advises management and the Board of Directors on the overall strategic direction and investment in our research, development and technology programs. The Science and Technology Committee regularly reviews research programs and progress against goals, assesses the capabilities of key scientific and medical personnel and the depth and breadth of the scientific resources available to us, as well as reviewing and advising on regulatory strategy. In addition, the Chair of the Science and Technology Committee attends and represents the Board at its periodic Nonclinical Development Committee meetings to review the Company’s chemistry, pharmaceutics, ADME, toxicology, and manufacturing related to its products under development.
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Board of Directors
The Science and Technology Committee held four meetings during fiscal year 2025.
Compliance Committee. The Compliance Committee consists of directors Ms. Bhanji (Chair), Ms. Wysenski, Ms. Parshall and Mr. Daly.
The Compliance Committee advises and assists our Board of Directors in overseeing risks and activities in the area of compliance and the identification and evaluation of our principal legal compliance risks except those matters set forth in the Audit Committee’s charter. The Compliance Committee oversees our activities in the area of compliance with applicable laws and regulations, including healthcare laws, data privacy laws, and good pharmaceutical practices, that may impact our business operations or public image, in light of the applicable legal and regulatory requirements, government and industry standards, as well as business trends and public policy considerations. As part of the Compliance Committee’s risk oversight function, it assesses our compliance program and meets separately with our Chief Compliance Officer at each of its meetings.
The Compliance Committee held five meetings during fiscal year 2025.
Transactions Committee. The Transactions Committee consists of directors Ms. Parshall (Chair), Ms. Wysenski, Dr. Kaye, Ms. Bhanji and Dr. Henderson.
The Transactions Committee advises and assists our Board of Directors in reviewing, evaluating and assessing the advisability of the Company’s entry into business transactions that are material or otherwise significant to the Company or its stockholders, including material asset and business acquisitions, debt and equity financing transactions, material licensing transactions involving the Company or any third party’s intellectual property, business collaborations, joint ventures, partnerships, and any other transaction being proposed or evaluated by management and/or third parties, including public tender offers, mergers & acquisitions and other transactions that, if consummated, would result in a change in control of the Company, as well as to oversee certain corporate finance matters relating to the Company.
The Transactions Committee held five meetings in 2025.
Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Rules. A copy of our insider trading policy has been filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. We do not have a formal policy governing the purchase, sale, and/or other disposition of our securities by Cytokinetics itself. We have not adopted such a policy because we have not engaged, and do not plan to engage in the foreseeable future, any share buy-back activities. From time to time, we sell securities by way of public offerings of securities, and at-the-market sales of securities, which occur only after the public disclosure of material non-public information.
Corporate Responsibility
We recognize the importance of corporate responsibility initiatives as they relate to our business strategy and risk assessment. In March 2023, we issued our inaugural corporate responsibility report in which we identified the corporate responsibility initiatives that we believe are most important to our business and have issued additional reports on an annual basis ever since. Our latest corporate responsibility report was issued in April 2026.
As a research and development focused biotechnology company, we have a relatively small environmental footprint and focus on improving awareness and integrating sustainable practices into our daily operations. Our corporate responsibility report includes a report on our greenhouse gas emissions.
Our 2026 Corporate Responsibility Report is available on our website and contains more detailed information regarding our ESG initiatives. Our 2026 Corporate Responsibility Report is not “soliciting material” and information found on, or accessible through, our website, including our 2026 Corporate Responsibility Report, is not a part of, and is not incorporated into, this Proxy Statement, and you should not consider it part of this Proxy Statement.
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Board of Directors
Communicating with the Board of Directors
We do not have a formal policy regarding stockholder communication with the Board of Directors. Our stockholders may communicate directly with the Board of Directors in writing, addressed to:
Board of Directors
c/o John O. Faurescu, Esq., Corporate Secretary
Cytokinetics, Incorporated
350 Oyster Point Blvd.
South San Francisco, California 94080
or by email to: investor@cytokinetics.com
The Secretary will review each stockholder communication. The Secretary will forward to the Chairman of the Board of Directors or to the entire Board of Directors as he may determine is advisable (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that relates to our business or governance if the communication: (i) is not offensive, (ii) is legible in form and reasonably understandable in content, and (iii) is not merely related to a personal grievance against us or an individual or the purpose of which is to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.
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Executive Officers

The following table sets forth the names of our executive officers and their ages and positions with us as of March 31, 2026.:

Name	Age	Position
Robert I. Blum	62	President and Chief Executive Officer
Andrew M. Callos	57	Executive Vice President, Chief Commercial Officer
Jeffrey J. Hessekiel	57	Executive Vice President, Chief Legal and Administrative Officer
Sung H. Lee	55	Executive Vice President, Chief Financial Officer
Fady I. Malik, M.D., Ph.D.	61	Executive Vice President, Research and Development

Executive Officer Skills, Experience and Background
Robert I. Blum’s biography is set forth under “Board of Directors” above.
Andrew M. Callos has served as our Executive Vice President, Chief Commercial Officer since March 2021. Prior to joining Cytokinetics, Andrew was at Pfizer and Wyeth Pharmaceuticals for over 20 years with roles of increasing responsibility overseeing US and International pharmaceutical franchises, most recently as Regional President and General Manager North America, Upjohn Business Unit at Pfizer. Prior to this role and during his 11+ years at Pfizer, he held several leadership positions including Vice President U.S. Cardiology & Metabolic Marketing where he led the commercialization of Eliquis in the U.S., Vice President and Head of Inflammation Marketing Europe and Vice President Global Commercial Development Rare Disease. Prior to Pfizer, Mr. Callos spent over 10 years at Wyeth Pharmaceuticals in various roles within Business Planning & Analysis, ultimately serving as AVP Marketing across several products. Mr. Callos started the first seven years of his career as Consulting Manager at Accenture. Mr. Callos holds a B.S. in Commerce and Engineering from Drexel University.
Jeffrey J. Hessekiel has served as our Executive Vice President, Chief Legal and Administrative Officer since November 2025. Prior to joining Cytokinetics, Mr. Hessekiel served as Executive Vice President and General Counsel of Exelixis, Inc., an oncology-focused biotechnology company, from February 2014 to November 2025, and as Secretary from October 2014 to September 2017, and again from January 2022 to September 2024. From 2012 to 2014, he held the position of Senior Counsel at Arnold & Porter LLP, where he advised emerging growth and public companies, primarily in the life sciences sector, on complex legal issues connected with strategic transactions, healthcare compliance programs and investigations, and regulatory matters. Prior to working with Arnold & Porter, from 2002 to 2012, he held positions of increasing responsibility at Gilead Sciences, Inc., most recently as Chief Compliance & Quality Officer. From 1998 to 2002, Mr. Hessekiel held the position of Associate, working on both litigation and corporate matters for Wilson Sonsini Goodrich and Rosati PC. Mr. Hessekiel also worked as an Associate for Heller Ehrman LLP from 1996 to 1998. Prior to his legal career, Mr. Hessekiel also worked in the United States and abroad for several international non-governmental organizations. In the not-for-profit sector, Mr. Hessekiel serves as a member of the boards of directors of Biocom California, Life Sciences Cares, Inc., and HairToStay. Mr. Hessekiel received his J.D. from The George Washington University Law School and is admitted to practice in California. Mr. Hessekiel received a B.A. in Political Science from Duke University.
Sung H. Lee has served as our Executive Vice President and Chief Financial Officer since May 2024. In addition to Cytokinetics, Mr. Lee is a director of Tango Therapeutics (since January 2026). Previously, Mr. Lee served as the Chief Financial Officer of Vir Biotechnology, Inc., an immunology company from March 2023 to May 2024, and from February 2021 to March 2023, he served as Chief Financial Officer and Management Board member of MorphoSys AG, a biopharmaceutical company. Prior to that, from October 2019 to February 2021, he served as the Executive Vice President and Chief Financial Officer of Sangamo Therapeutics, Inc., a biotechnology company. From December 2005 to October 2019, Mr. Lee served in various roles at Gilead Sciences, Inc., a
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biopharmaceutical company, most recently as Senior Vice President, Financial Planning & Analysis and Investor Relations from March 2019 to October 2019. Previously, Mr. Lee served as Vice President of Financial Planning & Analysis and Investor Relations from September 2018 to February 2019, Vice President of Investor Relations from June 2016 to August 2018 and Senior Director, Investor Relations from 2013 to May 2016. From 2010 to 2013, Mr. Lee was the Head of Europe Financial Planning & Analysis and prior to that served as the Head of Research & Development Financial Planning & Analysis from 2006 to 2010. Mr. Lee received a B.A. from the University of California, Irvine and an M.B.T. from the University of Southern California.
Fady I. Malik, M.D., Ph.D. has served as our Executive Vice President of Research and Development since November 2015. Dr. Malik served as our Senior Vice President of Research and Development from August 2014 to November 2015. Dr. Malik served as our Senior Vice President of Research and Early Development from June 2012 to August 2014. He has been with Cytokinetics since our inception in 1998, serving in a variety of roles, including Vice President, Biology from March 2008 to June 2012, all focused towards building our cardiovascular and muscle programs. Since 2000, Dr. Malik has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently a Clinical Professor. He was also a practicing Interventional Cardiologist at the San Francisco Veterans Administration Medical Center for over 18 years. Since March 2022, Dr. Malik has served on the Board of Directors of Rocket Pharmaceuticals, Inc. Dr. Malik received a B.S. from the University of California at Berkeley, a Ph.D. from the University of California at San Francisco and his M.D. from the University of California at San Francisco.
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Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for 2025 for the following individuals, who we refer to as our “named executive officers”:

Name	Position
Robert I. Blum	President and Chief Executive Officer
Andrew M. Callos	Executive Vice President, Chief Commercial Officer
Jeffrey J. Hessekiel	Executive Vice President, Chief Legal and Administrative Officer
Sung H. Lee	Executive Vice President, Chief Financial Officer
Fady I. Malik, M.D., Ph.D.	Executive Vice President, Research and Development

Mr. Blum is our Principal Executive Officer (“PEO”). Mr. Lee is our Principal Financial Officer (“PFO”).
Mr. Hessekiel commenced employment with us in November 2025 and has been included as a named executive officer pursuant to applicable SEC rules.
Overview of Compensation Program
We design our executive compensation program to provide a competitive compensation package that focuses on corporate and individual performance and long-term results, while maximizing retention.
The highlights of our 2025 executive compensation program include:
•	a merit salary increase to our named executive officers and other employees (with exceptions on a case-by-case basis);
•	an annual cash payment under our non-equity incentive plan (“NEIP”) designed to reward individuals for achieving corporate goals and, except for our CEO, individual goals in their functional area; and
•
stock options and restricted stock units (“RSUs”) to our named executive officers to incentivize our named executive officers to achieve multi-year strategic goals, to deliver sustained long-term value to stockholders, and to reward them for doing so.

We have a standing policy to hold an advisory vote on executive compensation every year. At our 2025 Annual Meeting of stockholders, approximately 95% of the shares voted in favor of our advisory proposal on executive compensation. The Compensation Committee believes this vote affirms our stockholders’ support for our compensation practices.
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We have implemented many compensation best practices, as follows:

✔ WHAT WE DO		✘ WHAT WE DON’T DO
✔
Maintain an Independent Compensation and Talent Committee. Our Compensation and Talent Committee consists solely of independent directors, and there were no compensation interlocks in fiscal year 2025.
		✘	No Executive Retirement Plans. We do not offer pension arrangements or retirement plans to our executive officers that are different from or in addition to those offered to our other employees.
✔
Retain an Independent Compensation Advisor. The Compensation and Talent Committee engaged its own compensation advisor to provide information and analysis with its fiscal 2025 compensation review and other advice on executive compensation independent of management. This consultant performed no consulting or other services for us in fiscal year 2025.
		✘	Limited Perquisites. We do not view perquisites as a significant component of our executive compensation program. Our perquisites are limited to those with a clear business-related rationale.
✔
Annual Executive Compensation Review. The Compensation and Talent Committee conducts an annual review and approval of our Peer Group and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking.
✘
No Special Welfare or Health Benefits. Our executive officers participate in Company-sponsored health and welfare benefits that are generally on the same basis as our other full-time, salaried employees.

✔
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on our performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers and our stockholders.
✘
No Post-Employment Tax Payment Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change in control payments or benefits to any executive officer (with the exception of our CEO under his pre-existing executive employment agreement, whose benefit is grandfathered).

✔	CEO Annual Incentive Compensation Cap. Our CEO’s annual cash incentive compensation opportunity is capped at 120% of his base salary.	✘
No Hedging Policy. We do not permit any of our directors, executive officers or any of our other employees from engaging in short sales, transactions in put or call options (other than in respect of call options granted by the Company as a long-term incentive compensation), hedging transactions or other inherently speculative transactions with respect to our Common Stock.

✔	Stock Ownership Policy. We maintain a stock ownership policy that requires our executive officers and directors to maintain a minimum ownership level of our Common Stock.	✘	No Pledging Policy. We do not permit any of our directors, executive officers or any of our other employees from pledging our equity securities.
✔
Compensation Recovery Policy. We have established an Incentive Compensation Recoupment Policy designed to comply with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608.
		✘	No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested RSU awards.
✔
Conduct an Annual Stockholder Advisory Vote (“Say-on-Pay”) on Named Executive Officer Compensation. We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers, and we commend that our stockholders vote in favor of an advisory “say-on-frequency” vote requiring us to conduct a “say-on-pay” vote every year.
		✘	No Stock Option Re-pricing. Our Amended and Restated 2005 Equity Incentive plan does not permit options to purchase shares of our Common Stock to be repriced to a lower exercise or strike price.
✔
Use a Pay-for-Performance Philosophy. The majority of our CEO and our other Named Executive Officers’ compensation is directly linked to the achievement of milestones designed to benefit our stockholders. We also structure target total compensation opportunities with a significant long-term equity component, thus aligning the interests of our executive officers with our stockholders.
✘
Executive Officers and Directors May Not Trade Except Pursuant to 10b5-1 Plans. Our stock trading policy prohibits the trading of Company equity securities by our executive officers and directors except pursuant to 10b5-1 Plans adopted in accordance with SEC Rule 10b5-1(c).

✔
“Double Trigger” Feature for Acceleration of Equity Awards for our Named Executive Officers. The outstanding equity awards granted to our Named Executive Officers pursuant to our Amended and Restated 2005 Equity Incentive Plan are subject accelerated vesting only in the event of both a change in control of the Company and a subsequent involuntary termination of employment.

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Compensation Philosophy and Objectives
The Compensation Committee works to structure our executive compensation program to reward achievement of our business goals, align the executive officers’ interests with those of our stockholders and encourage our executives to build a sustainable biopharmaceutical company. The Compensation Committee seeks to ensure that we maintain our ability to attract and retain superior executives in key positions by providing them compensation that is competitive relative to the compensation paid to similarly situated executives in a defined group of peer companies (the “Peer Companies” as set forth below) and the broader marketplace from which we recruit and compete for talent. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable, competitive and reflective of their performance and contributions toward corporate goals and objectives. To meet these objectives, we provide base salary, annual cash bonuses based on goal achievement and other factors considered by the Compensation Committee, equity awards, broad-based employee benefits with limited perquisites and severance benefits upon a potential loss of position in connection with a change in control or if terminated without cause or for executive resignations for good reason.
In determining the amount and form of these compensation elements, the Compensation Committee considers a number of factors, including:
•	compensation levels paid to similarly situated executives by our Peer Companies, to attract and retain executives in a competitive market for talent;
•
corporate and individual performance, including performance in relation to our business plan, and execution of individual, team and Company-wide strategic initiatives, to focus executives on achieving our business objectives;

•	the experiences and knowledge of our executives;
•
internal pay equity of the compensation paid to one executive officer as compared to another — that is, the compensation paid to each executive should reflect the importance of that executive’s role as compared to the roles of the other executives — to promote teamwork and contribute to retention, while recognizing that compensation opportunities should increase based on increased levels of responsibility among officers;

•
broader economic conditions, to ensure that our pay strategies account for how the larger economic environment impacts our business, such as the relatively high cost of living and competitive life science marketplace in the San Francisco Bay Area; and

•	the potential dilutive effect of equity awards on our stockholders.
Role of the Compensation Committee
The Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the officer compensation policies and practices, including the administration of our equity plans and employee benefit plans applicable to all our employees. As part of its responsibilities, the Compensation Committee establishes and implements compensation decisions for our named executive officers and evaluates the success of those decisions in supporting our compensation philosophy for our named executive officers. The Compensation Committee reports its decisions regarding executive compensation matters to our Board of Directors.
As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as Company financial reports, financial projections, operational data and stock performance data. The Compensation Committee also reviews information such as total compensation that may become payable in various hypothetical scenarios, executive stock ownership information, analyses of historical executive compensation levels and current Company-wide compensation levels and benchmarking data provided by the independent compensation consultants, Aon Human Capital Solutions, a division of Aon plc (“Aon”) (formerly known as “Radford”). The Compensation Committee also consults directly with Aon and our CEO. While the Committee took into consideration the data and information provided by Aon when making executive compensation decisions, ultimately, the Committee made its own independent decisions about executive compensation matters.
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Role of the Independent Compensation Consultant
The Compensation Committee retained Aon as its independent compensation consultant for compensation decisions for 2025. The Compensation Committee assessed Aon’s independence and concluded that no conflict of interest existed that would prevent Aon from independently advising the Compensation Committee. The Compensation Committee intends to continue to assess the independence of any of our compensation advisors, consistent with applicable Nasdaq Listing Rules and rules and regulations under the Exchange Act.
While we pay for Aon’s services, the Compensation Committee has the authority to engage and terminate Aon’s services. Our management provides historical data, reviews reports for accuracy and interacts directly with Aon.
For 2025, Aon provided the following services to the Compensation Committee:
•	reviewed and provided recommendations on the composition of our 2026 Peer Companies;
•	provided compensation-related data related to executives and directors at our 2025 Peer Companies based on data from SEC filings and the Radford Global Life Sciences Survey;
•
conducted a competitive review of the compensation of our named executive officers and members of our Board of Directors, including advising on the design and structure of our equity incentive compensation program; and

•
prepared compensation market trends and an analysis of our share usage under the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 EIP”) in comparison to our 2025 Peer Companies based on data from SEC filings.

Aon did not provide any other executive compensation services to us in 2025. We separately engaged Aon to provide our management with survey data and advice regarding compensation and equity awards for our broader employee base. The total fees payable to Aon in 2025 for services other than those related to executive and director compensation were less than $120,000. The Compensation Committee approved the engagement of, and fees payable to, Aon for these other services, and determined that these other services did not constitute a conflict of interest or prevent Aon from objectively performing its work for the Compensation Committee.
Role of Executive Officers in Compensation Decisions
For compensation decisions in 2025, our CEO aided the Compensation Committee by providing recommendations regarding the compensation of the named executive officers other than himself. Each of those named executive officers participated in an annual performance review with our CEO to provide input about his or her contributions to our goals and objectives in 2025, which guided, along with other factors, 2025 compensation actions. Our CEO participated in a review process, with respect to his own performance, with the Chairman of the Board of Directors. The Compensation Committee assessed the recommendations of our CEO (and, with respect to our CEO, the recommendations of the Chairman of the Board of Directors at the time) in the context of each named executive officer’s performance. No named executive officer participated directly in the Compensation Committee’s final determinations regarding the amount of any component of their own 2025 compensation.
Our Human Resources, Finance and Legal departments work with our CEO to design and develop compensation programs for our named executive officers, to recommend changes to existing compensation programs, to establish corporate and individual performance goals, to prepare and/or review peer data comparisons and other Compensation Committee briefing materials and ultimately to implement the Compensation Committee’s decisions. Our Senior Vice President, Human Resources and our CEO meet separately with Aon to convey information on proposals that management may make to the Compensation Committee, as well as to assist Aon in collecting information about us to perform its duties for the Compensation Committee.
Benchmarking
The Compensation Committee believes it is important when making its compensation-related decisions to be informed as to current compensation practices of comparable publicly held companies in the life sciences industry. The Compensation Committee engaged Aon to analyze the executive compensation practices of a number of comparable publicly held companies in the life sciences industry. The Compensation Committee, in consultation with Aon, reviews and adjusts the list of Peer Companies annually to ensure that the list provides a current and useful comparison of companies for use as a means of comparing our executive compensation levels relative to the market. Companies are evaluated and adjusted as appropriate for inclusion in these analyses based on business characteristics similar to ours. Potential companies are selected based on criteria that include business model,
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stage of development, market capitalization, years since its initial public offering, employee headcount, research and development expenditures, cash reserves and revenue. As part of this review, Karuna Therapeutics, Inc., Mirati Therapeutics, Inc., and Neurocrine Biosciences, Inc. were removed from our Peer Companies and Axsome Therapeutics, Inc., Crinetics Pharmaceuticals, and ImmunityBio, Inc. were added thereto.

•	ACADIA Pharmaceuticals Inc.	•	ImmunityBio, Inc.
•	Amicus Therapeutics, Inc.	•	Immunovant, Inc.
•	Apellis Pharmaceuticals, Inc.	•	INSMED Inc.
•	Arrowhead Pharmaceuticals, Inc.	•	Intra-Cellular Therapies, Inc.
•	Ascendis Pharma A/S	•	Ionis Pharmaceuticals, Inc.
•	Axsome Therapeutics, Inc.	•	Legend Biotech Corp
•	Blueprint Medicines Corporation	•	Madrigal Pharmaceuticals, Inc.
•	BridgeBio Pharma, Inc	•	Sarepta Therapeutics, Inc.
•	Crinetics Pharmaceuticals, Inc.	•	Ultragenyx Pharmaceuticals Inc.
•	Denali Therapeutics Inc.	•	Vaxcyte, Inc.
•	Halozyme Therapeutics, Inc.

Aon prepared an analysis of the compensation levels and practices of the Peer Companies as reported in their proxy statements and offered additional analysis based on the compensation practices of a comparable group of life science companies (a subset of what is included in the broader Aon Global Life Sciences Survey).
The Compensation Committee reviewed the cash and equity components from these analyses in setting a total compensation package for each executive officer as well as reviewing each executive officer’s past and anticipated contributions to the Company, current compensation package, compensation market trends for competitive positions, overall performance and retention risks. The Compensation Committee believes considering this benchmark information to be important in compensation-related decisions and uses it as a reference point in formulating decisions. Other factors, such as economic conditions and internal pay equity, may play a role with respect to the compensation offered to an executive in any given year.
The Compensation Committee aims to provide target total cash and long-term equity compensation at or around the median of the compensation paid to similarly situated executives employed by the Peer Companies for target level performance, with compensation above this level possible for exceptional performance. To achieve this positioning for target levels of compensation, the Compensation Committee generally sets the various compensation elements as follows:
•
base salaries and target annual cash payments under our NEIP at a level such that, when combined result in a target total cash compensation that is at or around the median for comparable positions as compared to the Peer Companies’ data; and

•
target long-term equity compensation at a level such that, when combined with target total cash compensation, represents target total compensation opportunities at or around the median for comparable positions as compared to the Peer Companies’ data.

Compensation Components
Base Salary. We provide base salary as the fixed source of compensation for our executive officers for the services they provide to us during the year and to balance the impact of having the bulk of the remainder of their compensation “at risk” in the form of annual cash bonuses and equity-based incentive compensation. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain talented executives.
Non-Equity Incentive Plan. We structured our NEIP to provide incentives for our named executive officers to achieve our annual corporate and, except for the CEO, individual performance objectives.
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Annual cash awards under our NEIP are based on a thorough quantitative and qualitative review of facts and circumstances related to Company, department, function and individual performance, as compared to the corporate goals approved by the Compensation Committee during the first part of the performance year.
Each named executive officer’s annual target NEIP award is expressed as a percentage of his base salary and is set at a level that, upon 100% achievement of our corporate goals and the named executive officer’s individual performance goals, and when combined with the executive officers’ base salaries, falls at the median level for a similar executive position as compared to the Peer Companies’ data. In determining the split of the target award as between corporate and individual performance, the Compensation Committee believes that the more senior the position and operational the responsibilities, the greater the percentage of his or her award that should be weighted to our corporate achievement, rather than individual achievement of the executive. For example, our CEO’s NEIP award is based entirely on corporate achievement and not on individual achievement.
In the first quarter of each year, the Compensation Committee reviews and approves corporate goals presented by senior management. Upon completion of the year, the Compensation Committee assesses achievement relative to the predetermined milestones and measurements as well as other factors the Compensation Committee determines, in its discretion, are material. The minimum NEIP award amount is zero, and the maximum is 120% of the target NEIP award amount. If the Compensation Committee determines that NEIP awards should not be awarded for corporate achievement for any reason, NEIP awards will not be paid even if the individual goals and objectives were met. We believe this incentive structure allows the Compensation Committee to be responsive to the uncertainties and lack of predictability associated with being a biotechnology company dedicated to the discovery, development and commercialization of first-in-class therapeutics with novel mechanisms of action.
Equity Awards. The Compensation Committee believes that providing a material portion of our executive officers’ total compensation in equity awards aligns the interests of our executive officers with our stockholders, by linking the value of compensation to the value of our Common Stock. In determining the form and size of equity awards, the Compensation Committee considers information provided by Aon as to whether the complete compensation packages provided to each named executive officer, including prior equity awards, are sufficient to retain, motivate and adequately reward the executive for his or her contributions. In addition, in determining the size of equity awards, the Compensation Committee considers the anticipated value of the named executive officer’s contributions going forward. We make new-hire and subsequent equity awards on pre-determined dates as follows:
•
Before an offer is made, the Compensation Committee approves the terms of new-hire equity awards as inducement awards. Decisions in respect of the granting of inducement awards in accordance with Nasdaq Listing Rule 5635(c)(4) are made exclusively by the Compensation Committee. Our Board has established a policy of granting inducement awards on the 15th calendar day of every month for newly hired employees whose employment commenced following the 15th calendar day of the preceding month, unless the 15th calendar day falls on a day that is not a business day, in which case the grant date is the preceding business day.

•
We generally grant subsequent annual equity awards to all eligible employees during the first quarter of each fiscal year. Our Board has established a policy of granting annual equity awards on March 15 of every calendar year, unless March 15 falls on a day that is not a business day, in which case the grant date is the preceding business day.

We do not purposely accelerate or delay the public release of material information in consideration of pending equity awards. For further information regarding our policy of granting equity awards, please refer to the Section entitled “Timing of Grants of Certain Equity Awards” of this Proxy Statement.
Stock Options. We grant stock options to our named executive officers when they join us and annually, on a discretionary basis, as part of our performance review and rewards process. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant, and generally vest monthly based on continued service over a four-year period (with the exception of initial hire grants which cliff vest 25% at the end of the first anniversary from the grant date and then in monthly installment over the remaining three years). Options provide a return to the executive officer only if the price of our Common Stock appreciates after the grant date and the executive officer remains a service provider to us (except in limited circumstance described in the 2004 EIP).
Restricted Stock Units. We grant RSUs to our named executive officers annually, on a discretionary basis, as part of our performance review and rewards process. RSUs generally vest over a three-year period, with 40% vesting on the one-year
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anniversary of the grant date, an additional 40% on the two-year anniversary of the grant date, and the final 20% on the three-year anniversary of the grant date. Upon vesting RSUs are converted on a 1-to-1 basis for shares of Common Stock, but only if the executive officer remains a service provider to us (except in limited circumstances described in the 2004 EIP).
Broad-based employee benefits with limited perquisites. Our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, employee stock purchase and 401(k) plans. These benefits are available on the same terms and conditions as to our other employees. Our named executive officers do not receive any perquisites other than those provided to all employees.
Severance Benefits and Employment Agreements. We have executive employment agreements with each of our named executive officers that provide for salary and benefit continuation, bonus payments and accelerated vesting of equity awards upon the termination of their employment either by us without cause, or by the executive for good reason following a loss of position in connection with a change of control of the Company. The terms of these agreements are described in the section below entitled “Potential Payments Upon Termination or Change of Control.”
The Compensation Committee believes these agreements are an essential element of our executive compensation program and assists the Compensation Committee in recruiting and retaining talented executives. The Compensation Committee also believes these benefits serve to minimize the distractions to the executive, reduce the risk that the executive will depart the Company before an acquisition is consummated, and allow the executive to focus on continuing normal business operations and the success of a potential business combination, rather than contemplating how business decisions that may be in our best interests and the interest of our stockholders will impact his own financial security. Further, these agreements are in line with customary practices at an executive level at the Peer Companies.
Corporate and Individual Achievement Assessment Impacting Compensation Components
Corporate Achievement. Before the start of each calendar year, management prepares a set of corporate goals covering our expected operating and financial performance for the fiscal year. Our corporate goals are focused on corporate metrics and objectives that are intended to provide both near- and long-term stockholder value. The Compensation Committee then reviews and approves these corporate goals.
Our corporate goals for 2025, as established by the Compensation Committee, and their weightings relative to each other were as follows:
•	Goals attributable to the commercial launch and on-going development of aficamten accounted for 45% of the total corporate goal. Goals included:
•	reporting and publishing the main results from MAPLE-HCM;
•	completing enrollment in ACACIA-HCM;
•	obtaining regulatory approval for aficamten in the United States supporting a differentiated approach to risk mitigation;
•	progressing regulatory review of the Marketing Authorization Application in the European Union by responding promptly to the Day 120 List of Questions to enable approval within the first half of 2026;
•	completing all technical and manufacturing activities to support a timely U.S. launch within 60 days of approval and EU launch readiness in 2026;
•
hiring, training, and deploying at least 90% of the U.S. commercial field organization, including cardiac account specialists and HCM-Navigators, and operationalizing a differentiated patient support program at approval;

•	endorsing the launch forecast and meeting or exceeding patients-on-therapy goals following U.S. approval; and
•	designing, developing, and building HTA dossiers for selected target markets in support of European launch readiness.
•	Goals attributable to the on-going development of our pipeline of drug candidates accounted for 20% of the total corporate goal. Goals included:
•	activating the first European site in COMET-HF and enrolling 25% of participants in the omecamtiv mecarbil trial by year end;
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•	completing two cohorts of AMBER-HFpEF for ulacamten; and
•	completing three cohorts of SAD dosing in the Phase 1 study of CK-089 to enable a Go/No Go decision on continued development.
•	Goals attributable to our research activities accounted for 10% of the total corporate goal. Goals included:
•	achieving Development Candidate selection for a lead early-stage research program;
•	reaching Go/No Go decisions on certain other early-stage research programs; and
•
achieving at least three of four specified milestones across the Company’s early-stage research portfolio, including advancement of programs to lead optimization and hit-to-lead stages, and execution of external innovation collaborations to augment current programs or bring in new technologies and modalities.

•	Goals attributable to our business development and finance activities accounted for 20% of the total corporate goal. Goals included:
•
executing an in-licensing or collaboration transaction consistent with the Company’s strategic plan and focused on programs with mechanisms of action linked to muscle mechanics, muscle metabolism, or muscle health regeneration;

•
ending 2025 with at least 24 months of forward cash, inclusive of available tranches under existing finance agreements and potential capital from a restructuring of the 2027 convertible bonds and/or equity financing; and

•	managing within financial guidance for non-GAAP operating expense, defined as GAAP combined R&D and SG&A expenses excluding stock-based compensation.
•	Goals attributable to organizational development accounted for 5% of the total corporate goal. Goals included:
•	conducting an equity audit to identify disparities in opportunities, promotion, and compensation among employee groups and developing an actionable plan to reduce such disparities;
•
assessing organizational, functional, and systems competency gaps required to achieve the Company’s Vision 2030 objectives, and establishing a leadership development framework for high-potential employees; and

•
developing and executing a comprehensive program to strengthen GxP compliance and competencies in key areas, including oversight of clinical trials, computer systems validation, and manufacturing quality.

At the end of each year, the Compensation Committee determines the overall level of corporate achievement, including assessing our performance relative to these goals. The Compensation Committee does not use a rigid formula in determining the Company’s level of achievement, but instead considers:
•	the degree of success achieved for each corporate goal, comparing actual results against the pre-determined deliverables associated with each objective;
•	the difficulty of the goal;
•	whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;
•	other factors that may have made the stated goals more or less important to our success; and
•	other accomplishments by us during the year or other factors that, although not included as part of the formal goals, are nonetheless deemed important to our near- and long-term success.
The Compensation Committee does not assign weights in these assessments but uses its discretion and judgment to determine a percentage that it believes fairly represents the achievement level for the year and considers organizational impact. In February 2026, the Compensation Committee, after exercising its discretion and based on exceptional goal achievement, determined that we had an overall corporate achievement level of 120% for 2025.
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Individual Goals. Individual goals for each named executive officer are derived from the corporate goals that relate to his or her functional area, except for our CEO, who has no individual goals apart from the corporate goals. Our CEO established the individual goals for 2025 with each other named executive officer based on the relevant corporate goals and key functional area priorities for the year.
•	Mr. Callos’s individual goals for 2025 included:
•	Goals attributable to U.S. Commercial Launch Readiness for aficamten:
•	Finalize launch forecast, pricing and contracting strategy, and branded promotional campaigns;
•	Hire and prepare the commercial field organization for readiness by the PDUFA date; and
•	Operationalize a differentiated patient support program at approval.
•	Goals attributable to Commercial Strategy:
•	Define the U.S. and EU strategy for MAPLE-HCM, including positioning, reimbursement, promotion, and filing approach;
•	Finalize prioritization of rest-of-world launch markets, order of entry, and partnership model;
•	Develop commercial strategy for omecamtiv mecarbil, including market assessments for the U.S. and EU; and
•	Advance commercial assessments for pipeline programs, including CK-586 and CK-089.
•	Goals attributable to European Commercial Launch Readiness for Aficamten:
•	Develop and obtain endorsement of go-to-market strategies for key EU markets, including field force sizing;
•	Recruit and onboard key EU leadership roles per plan; and
•	Develop and obtain endorsement of the EU reimbursement and pricing strategy and HTA dossiers.
•	Goals attributable to Commercial Culture, Engagement, and Compliance:
•	Improve overall commercial organization engagement scores through enhanced leadership interaction and communication programs;
•	Ensure 100% completion of compliance training and zero compliance incidents; and
•	Deploy and maintain automated field monitoring with ongoing compliance oversight.
•	Personal development and leadership goals.
•	Mr. Lee’s individual goals for 2025 included:
•	Goals attributable to financial systems and commercial readiness:
•	Ensure financial processes and systems are in place to support recognition of product revenue, management of revenue participation rights liabilities, and support of the salesforce; and
•	Execute on budget and ensure the organization is rigorously managing capital and headcount.
•	Goals attributable to capital structure and balance sheet management:
•	Manage balance sheet risk and optimize the capital structure to support the strategic product launch and pipeline advancement; and
•	Achieve alignment on corporate development initiatives and balance sheet capacity to execute external transactions.
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•	Goals attributable to infrastructure and information technology:
•	Deliver on the expansion of infrastructure and IT services to create a positive employee experience that is fit for purpose; and
•
Deliver the Ireland Center of Excellence program, inclusive of Oracle build-out, office establishment, recruiting plan, finance controls, and EU distribution network development, per the integrated plan.

•	Goals attributable to organizational effectiveness:
•	Foster an environment that drives accountability and empowerment across the finance organization.
•	Personal development and leadership goals.
•	Dr. Malik’s individual goals for 2025 included:
•	Goals attributable to the development of aficamten:
•	Report and publish the main results from MAPLE-HCM and complete enrollment in ACACIA-HCM;
•	Obtain regulatory approval for aficamten in the United States; and
•	Progress EU regulatory review and support international partners in advancing aficamten development and approval in China and Japan.
•	Goals attributable to the development of pipeline programs:
•	Advance omecamtiv mecarbil through COMET-HF site activation and enrollment and prepare a companion diagnostic submission plan;
•	Progress CK-586 in AMBER-HFpEF and develop a plan for a subsequent Phase 2b or Phase 3 trial; and
•	Advance CK-089 clinical development and finalize its development plan pending regulatory status and clinical data.
•	Goals attributable to research:
•	Progress key early-stage research programs through defined development milestones, including achieving Development Candidate selection for a lead program and Go/No Go decisions for other programs.
•	Goals attributable to R&D management and organizational effectiveness:
•	Strengthen research leadership and organizational structure, including key hires and implementation of a research strategy consistent with Vision 2030;
•	Oversee a GCP compliance assessment and implement a roadmap to ensure adherence to best practices in clinical trial conduct;
•	Ensure Medical Affairs readiness for launch through an updated Integrated Evidence Plan, stakeholder engagement, and execution of the publication plan; and
•	Partner with the CEO and commercial leadership to support investor communications and contribute to the successful launch of aficamten in the U.S. and EU.
•	Personal development and leadership goals.
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Mr. Hessekiel was not assigned performance goals for 2025, as he only commenced employment in November of 2025.
Target NEIP levels for 2025 performance for each of the named executive officers expressed as a percentage of base salary, and the relative weightings of individual goals and corporate goals, were as follows:

Named Executive Officer	Target Bonus % of Salary	Corporate Goal Weighting	Individual Goal Weighting
Robert I. Blum	75%	100%	0%
Andrew M. Callos	45%	75%	25%
Jeffrey Hessekiel(1)	50%	75%	25%
Sung H. Lee	45%	75%	25%
Fady I. Malik, M.D., Ph.D.	45%	75%	25%

(1)	Mr. Hessekiel commenced employment in November 2025 and was not eligible to receive an NEIP award in 2025.
The 2025 target NEIP levels were generally positioned at the median level for similar executive positions as compared to data from our Peer Companies for 2025.
Compensation Decisions for 2025
In February 2025, the Compensation Committee, after exercising its discretion and based on progress in the advancement of our skeletal and cardiac muscle programs, the achievement of research program milestones, the execution of a new collaboration agreement, achievement of other financing objections and certain research goals, voted to approve salary increases and equity awards for our named executive officers with base salary changes effective March 1, 2025. Mr. Hessekiel commenced employment with us after the annual compensation decisions in February 2025, and accordingly, the amounts listed below are reflective of his initial compensation as established by the Compensation Committee upon his commencing employment.
Named Executive Officer	2025 Base Salary	Value of Option Grants	Value of RSU Grants	2025 Non-Equity Incentive Plan Compensation Target as % of Salary
Robert I. Blum	$858,572	$5,095,918	$5,150,019	75%
Andrew M. Callos	$585,430	$1,434,764	$1,449,995	45%
Jeffrey Hessekiel(1)	$660,000	$—	$5,800,013	50%
Sung H. Lee	$577,500	$1,434,764	$1,449,995	45%
Fady I. Malik, M.D., Ph.D.	$633,843	$1,731,616	$1,750,002	45%

(1)	Mr. Hessekiel’s commenced employment in November 2025 and the values disclosed are based on his offer letter.
In February 2026, the Compensation Committee determined that we had achieved an overall corporate achievement level of our corporate goals under the NEIP of 120% for 2025. The Compensation Committee also determined the level of individual achievement for each named executive officer other than Mr. Blum, which includes, but is not limited to, an assessment of the individual’s performance relative to these goals.
Mr. Blum’s incentive amount is based solely on the corporate achievement level. In February 2026, the Compensation Committee determined that the other named executive officers had individual achievement levels for their respective performances in 2025 as follows: Mr. Callos – 100%, Dr. Malik — 110%, and Mr. Lee — 95%. Since Mr. Hessekiel was not assigned performance goals in 2025 (given the commencement of his employment in November), he was not given a performance assessment rating for 2025.
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Executive Compensation
The Compensation Committee determined that, based on the criteria achieved above, the NEIP award amounts payable in 2026 to our named executive officers for their 2025 performance would be as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation for 2025 Performance
Robert I. Blum	$772,715
Andrew M. Callos	$302,960
Jeffrey Hessekiel(1)	$—
Sung H. Lee	$295,608
Fady I. Malik, M.D., Ph.D.	$335,144

(1)	Mr. Hessekiel commenced employment in November 2025 and was not eligible to receive an NEIP award in 2025.
Tax Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), publicly held companies may generally not deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. In determining the form and amount of compensation for our named executive officers, the Compensation Committee may consider all elements of the cost of such compensation, including the potential impact of deduction limitations.
Accounting Considerations
In determining the size and type of equity awards, the Compensation Committee considers the potential impact of the accounting guidance for stock-based compensation. We do not set a specific budget for equity compensation based on the accounting cost.
Compensation Recovery Policy
In order to ensure that our executive officers, including our named executive officers, take full account of risks to us and our stockholders in their decision-making, and to reduce such risks wherever practicable, in October 2023 our Compensation Committee adopted a policy (the “Incentive Compensation Recoupment Policy”) designed to comply with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608. This policy provides that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must reasonably promptly recoup the full amount of recoverable incentive compensation paid to current and former executive officers unless such recovery is deemed impracticable for reasons stipulated in the policy. The Incentive Compensation Recoupment Policy applies to compensation received on or after October 2, 2023. A copy of the Incentive Compensation Recoupment Policy is available as Exhibit 97.1 to our Annual Report on Form 10-K for the year ending December 31, 2025.
Stock Ownership and Retention Guidelines
Our stock ownership guidelines require our executives and directors to hold a meaningful amount of our Common Stock to promote a long-term perspective in managing the Company, further aligning the interests of our executives and stockholders and mitigating potential compensation-related risk. Our guidelines require that our CEO maintain at all times Common Stock and/or RSUs in the amount of 3 times his annual base salary, our other named executive officers maintain at all times Common Stock and/or RSUs in the amount of 1.0-1.5 times their respective annual salaries (depending on seniority), and our non-executive directors maintain at all times Common Stock and/or RSUs in the amount of 3 times their respective annual cash retainer (committee retainers excluded). Our guidelines generally require that each officer or non-executive director who has not met their ownership requirements retain 100% of the shares of our Common Stock acquired through the vesting of RSUs and the exercise of stock options awarded (net of shares retained by us to satisfy tax withholding requirements and exercise price amounts) until such officer has reached his or her required stock ownership level (with exceptions for pre-committed trading instructions under plans adopted in accordance with Rule 10b5-1(c) under the Exchange Act).
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Executive Compensation
Timing of Grants of Certain Equity Awards
In February 2024, our Board, upon the recommendation of the Compensation Committee, adopted a policy regarding the timing of our equity awards to our named executive officers. Among other matters, this policy provides that annual awards of stock options or SARs to our named executive officers are to be granted on March 15 of every calendar year, unless March 15 falls on a day that is not a business day, in which case the grant date is the preceding business day. The policy further provides that if a named executive officer receives a new hire grant comprised of stock options or SARs, such grant would be made on the 15th calendar day of the month in which he or she first commenced employment or, if the officer commenced employment after the 15th calendar day of a particular month (or after the 14th calendar day of a particular month if the 15th day does not fall on a business day), such grant would be made on the 15th calendar day of the month subsequent to the month in which he or she first commenced employment, unless the 15th calendar day falls on a day that is not a business day, in which case the grant date is the preceding business day. Pursuant to this policy, the grants will be made regardless of whether the Company is in possession of material non-public information at the time of the grant. We do not have a practice of purposely accelerating or delaying the public release of material information in consideration of pending equity awards comprised of stock options or SARs, but in the event the Company is required by law or regulation to release material information shortly before or after a pending equity award comprised of stock options or SARs, the Company will make such disclosures in the ordinary course without consideration of the pending equity awards of stock options or SARs. To date, we have not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor have we taken material nonpublic information into account when determining the timing and terms of stock option or SAR awards.
Hedging & Pledging Policy
We have a policy that prohibits our officers, directors and our employees from engaging in short sales, transactions in put or call options (other than stock options granted by the Company pursuant to our equity incentive plans), hedging transactions or other inherently speculative transactions with respect to our Common Stock. We also have a policy that prohibits our officers, directors and employees from granting any security interests or otherwise encumbering their shares or other securities issued by Cytokinetics.
Compensation Committee Report
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Our committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Members of the Compensation and Talent Committee
Nancy J. Wysenski, Chair
Edward M. Kaye
Wendell Wierenga
Compensation Committee Interlocks and Insider Participation
During 2025, our Compensation Committee consisted of Ms. Wysenski, Dr. Kaye, and Dr. Wierenga, and no current or former member of the Compensation Committee or named executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. The current and former members of the Compensation Committee were not officers or employees of the Company while a member of the Compensation Committee at any time during the calendar year 2025.
Risk Analysis of the Compensation Programs
The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs is intended to
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Executive Compensation
encourage our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans measure corporate and individual performance on an annual basis, the stock options typically vest over a number of years, which the Compensation Committee believes encourages employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.
44	Cytokinetics, Inc. | 2026 Proxy Statement

EXECUTIVE COMPENSATION
Executive Summary Compensation Table for 2025
The following table summarizes the total compensation earned by or paid to each named executive officer for the fiscal years ended December 31, 2025, 2024 and 2023:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Robert I. Blum, Principal Executive Officer	2025	$853,069	$—	$5,150,019	$5,095,918	$772,715	$9,735	$11,881,456
	2024	$819,625	$—	$9,800,033	$3,059,995	$681,079	$2,724	$14,363,456
	2023	$782,069	$—	$3,228,225	$4,196,775	$533,250	$2,807	$8,743,126
Andrew M. Callos, Executive Vice President, Chief Commercial Officer	2025	$581,678	$—	$1,449,995	$1,434,764	$302,960	$18,247	$3,787,644
	2024	$556,369	$—	$2,700,004	$843,058	$269,143	$14,946	$4,383,520
	2023	$518,700	$—	$1,173,900	$1,271,750	$220,911	$8,287	$3,193,548
Jeffrey Hessekiel, Executive Vice President, Chief Legal & Administrative Officer	2025	$85,250	$200,000	$5,800,013	$—	$—	$954	$6,086,217
Sung H. Lee, Principal Financial Officer	2025	$572,918	$—	$1,449,995	$1,434,764	$295,608	$17,522	$3,770,807
	2024	$356,251	$80,000	$3,352,526	$1,752,473	$177,522	$7,101	$5,725,873
Fady I. Malik, Executive Vice President, Research and Development	2025	$629,781	$—	$1,750,002	$1,731,616	$335,144	$20,523	$4,467,066
	2024	$605,559	$—	$3,399,979	$1,061,641	$287,972	$13,370	$5,368,521
	2023	$581,373	$—	$1,565,200	$2,034,800	$240,636	$13,006	$4,435,015

(1)	Includes amounts earned but deferred pursuant to our 401(k) plan at the election of the named executive officers.
(2)
For Mr. Hessekiel, in connection with joining us in November 2025, reflects a sign-on bonus of $200,000 in 2025. For Mr. Lee, in connection with joining us in May 2024, includes a sign-on bonus of $80,000 in 2024.

(3)
For the named executive officers, the amounts reflect the aggregate grant date fair value of RSUs and stock options granted, as applicable, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). No PSUs were granted to the named executive officers in 2023 or 2025. Assumptions used for the valuation of these grants are set forth in Note 8 of our audited consolidated financial statements and included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For the PSUs granted in 2024, a 100% probability of achievement of the relevant performance conditions was used to calculate the grant date fair value in accordance with Topic 718, excluding the effect of estimated forfeitures. Accordingly, the PSUs granted in 2024 have no maximum grant date fair values that differ from the fair values presented in the table.

(4)
Reflects amount earned as non-equity incentive plan compensation for the performance year to which the NEIP awards relate, rather than the year in which the award is paid, which is usually March of the subsequent year.

(5)	For 2025, includes our matching contribution for the named executive officer participation in our 401(k) plan, gym, and technology reimbursement.
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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in 2025
The following table sets forth information regarding plan-based awards to each named executive officer during 2025.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Compensation and Talent Committee Decision Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert I. Blum			—	$643,929	$772,715
	3/15/2025	3/15/2025				116,096			$5,150,019
	3/15/2025	3/15/2025					172,249	$44.36	$5,095,918
Andrew M. Callos			—	$263,444	$316,132
	3/15/2025	3/15/2025				32,687			$1,449,995
	3/15/2025	3/15/2025					48,497	$44.36	$1,434,764
Jeffrey Hessekiel(5)			—	—	—
	11/15/2025	11/15/2025				87,297			$5,800,013
Sung H. Lee			—	$259,875	$311,850
	3/15/2025	3/15/2025				32,687			$1,449,995
	3/15/2025	3/15/2025					48,497	$44.36	$1,434,764
Fady I. Malik, M.D., Ph.D.			—	$285,229	$342,275
	3/15/2025	3/15/2025				39,450			$1,750,002
	3/15/2025	3/15/2025					58,531	$44.36	$1,731,616

(1)
Reflects each named executive officer’s participation in our NEIP, calculated based on each officer’s respective base salary and position. Amounts actually earned under this plan are reflected in the Executive Summary Compensation Table above. There is no minimum threshold amount.

(2)	Reflects number of RSUs.
(3)	Reflects options granted under the 2004 EIP that vest over a four-year period beginning on the grant date.
(4)
Reflects the grant date fair value of RSUs and stock options granted, calculated in accordance with Topic 718. Assumptions used for the valuation of these grants are set forth in Note 8 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(5)	Mr. Hessekiel commenced employment in November 2025 and was not eligible to receive an NEIP award in 2025.
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EXECUTIVE COMPENSATION
Outstanding Equity Awards at December 31, 2025
The following table sets forth information regarding outstanding equity awards held by each named executive officer as of December 31, 2025.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert I. Blum	2/28/2017(1)	205,000	—	$10.60	2/28/2027
	2/27/2018(1)	200,000	—	$7.80	2/27/2028
	2/26/2019(1)	240,000	—	$7.14	2/26/2029
	3/6/2020(1)	240,000	—	$14.40	3/6/2030
	3/2/2021(1)	165,000	—	$19.42	3/2/2031
	3/2/2022(2)	168,750	11,250	$37.63	3/2/2032
	3/6/2023(3)	113,437	51,563	$39.13	3/6/2033
	3/14/2024(4)	31,076	39,956	$63.75	3/14/2034
	3/15/2025(5)	32,296	139,953	$44.36	3/15/2035
	3/6/2023(9)					16,500	$1,048,410
	3/14/2024(10)					36,894	$2,344,245
	3/15/2025(8)					116,096	$7,376,740
	3/14/2024(7)							5,765	$366,308
Andrew M. Callos	3/31/2021(1)	114,000	—	$23.26	3/31/2031
	3/2/2022(2)	15,701	2,813	$37.63	3/2/2032
	3/6/2023(3)	22,333	15,625	$39.13	3/6/2033
	3/14/2024(4)	8,561	11,009	$63.75	3/14/2034
	3/15/2025(5)	9,093	39,404	$44.36	3/15/2035
	3/6/2023(9)					6,000	$381,240
	3/14/2024(10)					10,164	$645,821
	3/15/2025(8)					32,687	$2,076,932
	3/14/2024(7)							1,589	$100,933
Jeffrey Hessekiel	11/15/2025(12)					87,297	$5,546,851
Sung Lee	5/31/2024(6)	21,144	32,273	$48.51	5/31/2034
	3/15/2025(5)	9,093	39,404	$44.36	3/15/2035
	5/31/2024(11)					20,810	$1,322,267
	3/15/2025(8)					32,687	$2,076,932
	5/31/2024(7)							2,152	$136,706

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EXECUTIVE COMPENSATION
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Fady I. Malik, M.D., Ph.D.	2/28/2017(1)	1,000	—	$10.60	2/28/2027
	2/27/2018(1)	75,000	—	$7.80	2/27/2028
	2/26/2019(1)	80,000	—	$7.14	2/26/2029
	3/6/2020(1)	90,000	—	$14.40	3/6/2030
	3/2/2021(1)	60,000	—	$19.42	3/2/2031
	3/2/2022(2)	65,625	4,375	$37.63	3/2/2032
	3/6/2023(3)	55,000	25,000	$39.13	3/6/2033
	3/14/2024(4)	10,781	13,863	$63.75	3/14/2034
	3/15/2025(5)	10,974	47,557	$44.36	3/15/2035
	3/6/2023(9)					8,000	$508,320
	3/14/2024(10)					12,799	$813,248
	3/15/2025(8)					39,450	$2,506,653
	3/14/2024(7)							2,000	$127,080

(1)	The option is fully vested.
(2)	The unvested shares vest equally in monthly installments through 3/2/26.
(3)	The unvested shares vest equally in monthly installments through 3/6/27.
(4)	The unvested shares vest equally in monthly installments through 3/14/28.
(5)	The unvested shares vest equally in monthly installments through 3/15/29.
(6)	The unvested shares vest equally in monthly installments through 5/31/28.
(7)
In December 2025, the Compensation Committee certified that 25% of the Milestone II PSUs were earned. Accordingly, 12.5% of the Milestone II PSUs vested upon certification, and 12.5% remain subject to time-based vesting on the first anniversary of the Certification Date. As of December 31, 2025, 25% of PSUs remained unvested, of which half are eligible to vest in December 2026, with the remaining PSUs forfeited and to be cancelled.

(8)	The unvested award vests 40% on 3/15/26, 40% on 3/15/27, and 20% on 3/15/28.
(9)	The unvested award vests 20% on 3/6/26.
(10)	The unvested award vests 40% on 3/14/26, and 20% on 3/14/27.
(11)	The unvested award vests 40% on 5/31/26, and 20% on 5/31/27.
(12)	The unvested award vests 40% on 11/15/26, 40% on 11/15/27, and 20% on 11/15/28.
The market value of the RSUs and PSUs that have not yet vested is based on the closing price of $63.54 per share of our Common Stock on December 31, 2025.
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EXECUTIVE COMPENSATION
Option Exercises and Stock Vested in 2025

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Robert I. Blum	71,233	3,366,258	91,891	4,355,229
Andrew M. Callos	74,528	1,872,040	27,542	1,296,452
Jeffrey Hessekiel	—	—	—	—
Sung H. Lee	—	—	20,329	846,213
Fady I. Malik, M.D., Ph.D.	49,000	1,274,635	36,534	1,712,308

(1)
The amounts shown in this column represent the number of shares of Common Stock acquired on exercise multiplied by the excess of the closing price of a Cytokinetics share on the date of exercise over the option exercise price.

(2)	Equal to the closing trading price of our Common Stock on the day of vesting multiplied by the number of shares released on vesting.
Executive Employment and Other Agreements
We have executive employment agreements with each named executive officer that provide for such officers to remain at-will employees and to receive salary, non-equity incentive plan payments and benefits as determined at the discretion of the Board of Directors and for such officers to receive certain benefits if, upon or within the eighteen-month period following a change of control of the Company, they resign for good reason or are terminated by us or our successor other than for cause and sign a standard release of claims with us. See “Potential Payments Upon Termination or Change of Control” below.
Pension Benefits
We do not maintain any pension or defined benefit retirement plans for our named executive officers.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans for our named executive officers.
Potential Payments Upon Termination or Change of Control
We have executive employment agreements with each named executive officer that provide for such officers to remain at-will employees and to receive salary, non-equity incentive plan payments and benefits as determined at the discretion of the Board of Directors and provide for such officers to receive certain benefits if, upon or within the eighteen-month period following a change of control of the Company, they resign for good reason or are terminated by us or our successor other than for cause (a “qualifying resignation or termination”) and such officer signs a standard release of claims with us.
In addition, our executives will receive accelerated vesting of equity awards upon a qualifying resignation or termination where the acquirer does not assume all equity awards. However, we do not have any other agreements, plans or arrangements that provide for severance or other benefits upon termination for other reasons.
“Good Reason” includes a material reduction in salary; a material decrease in duties or responsibilities; a material decrease in the duties or responsibilities of the supervisor to whom the executive officer is required to report; a material decrease in the budget over which the executive officer has authority; relocation of the place of employment to a location more than fifty miles from our location at the time of the change in control; or a material breach of the executive employment agreement by us or our successor.
“Cause” includes failure to substantially perform the duties of the job other than due to physical or mental illness; engaging in conduct that is materially injurious to us or constitutes gross misconduct; material breach of the executive employment agreement by the executive officer; material breach of our policies that have been adopted by the Board of Directors; conviction of a felony; or fraud against us.
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EXECUTIVE COMPENSATION
Under their executive employment agreements, upon a qualifying resignation or termination in connection with a change of control of the Company, Mr. Callos, Mr. Hessekiel, Dr. Malik, and Mr. Lee will become entitled to receive: continuing severance payments at a rate equal to their base salary for a period of eighteen months; a lump sum payment equal to their full target annual NEIP award; acceleration in full of vesting of equity awards held by them; and continued employee benefits until the earlier of eighteen months following the date of the qualifying termination or resignation or the date they obtain employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, the executive employment agreements of Mr. Callos, Mr. Hessekiel, Dr. Malik, and Mr. Lee provide that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax. Mr. Callos, Mr. Hessekiel, Dr. Malik and Mr. Lee are also beneficiaries under our Executive Severance Plan, which entitles each of them to the same benefits under their respective executive employment agreements, as well as an additional bonus payment (in addition to the lump sum payment equal to a full target NEIP award) in an amount equal to a pro rata portion of their NEIP award for the calendar year in which the qualifying resignation or termination occurs.
Under his executive employment agreement, upon a qualifying resignation or termination in connection with a change of control of the Company, Mr. Blum will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twenty-four months; a lump sum payment equal to his full target NEIP bonus; acceleration in full of vesting of equity awards held by him; and continued employee benefits until the earlier of twenty-four months following the date of the qualifying termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, Mr. Blum is eligible to receive a payment from us sufficient to pay the excise tax, and a tax gross-up payment, which is an additional payment sufficient to pay the excise tax and other income taxes resulting from the initial excise tax payment. This excise tax and tax gross-up payment has been in Mr. Blum’s employment agreement since May 2007, was customary at the time, and has been grandfathered for Mr. Blum. Mr. Blum is not a beneficiary under the Company’s Executive Severance Plan.
The provisions of each executive employment agreement are intended to comply with the requirements of Section 409A so that none of the severance payments or benefits to be provided under the agreements will be subject to the additional tax imposed under Section 409A. If severance payments to an executive officer at the time of termination would trigger the additional tax imposed under Section 409A, then such payments will instead become payable to the executive officer starting six months and one day after the termination date.
Severance payments and benefits provided to an executive officer under an executive employment agreement following a qualifying resignation or termination are subject to certain conditions including adherence to existing confidentiality, proprietary information and invention assignment agreements, and non-competition clauses.
The following table summarizes the potential benefits the named executive officers would receive upon a qualifying resignation or termination in connection with a change of control of the Company assuming their employment had been terminated on December 31, 2025:

Named Executive Officer	Salary	Bonus	Acceleration of Vesting of Equity Grants(1)	Acceleration of Vesting of Options(1)	Continuation of Employee Benefits(2)	Change in Control Reduction(3)	Total
Robert I. Blum	$1,717,144	$643,929	$11,135,703	$4,234,439	$100,694	$—	$17,831,908
Andrew M. Callos	$878,145	$263,444	$3,204,926	$1,210,060	$106,975	$—	$5,663,550
Jeffrey Hessekiel	$990,000	$330,000	$5,546,851	$—	$87,116	$(324,894)	$6,629,073
Sung H. Lee	$866,250	$259,875	$3,535,906	$1,240,832	$104,478	$—	$6,007,341
Fady I. Malik, M.D., Ph.D.	$950,765	$285,229	$3,955,301	$1,635,750	$106,978	$—	$6,934,023

(1)
The value of the acceleration of vesting of the equity grants is calculated using the closing market price of our Common Stock at December 31, 2025 of $63.54 and the value of the acceleration of vesting of options is calculated as the amount by which that closing market price exceeds the exercise price for unvested stock options at December 31, 2025. The value of the acceleration of vesting of awards is calculated as the amount of unvested and unearned awards multiplied by the closing market price on December 31, 2025 and assumes that any performance conditions for PSUs are satisfied in full.

(2)	Represents the cost of premiums for medical, dental, vision, life and disability insurance coverage under our group employee benefit plans based on 2025 rates.
(3)
As described under “Potential Payments Upon Termination of Change in Control”, the total payment following a change in control will be reduced to a level below the Section 280G safe harbor amount. Under the assumptions above, Mr. Hessekiel exceeded the 280G safe harbor amount as of December 31, 2025 and as a result his payment would have been reduced below the safe harbor amount.

50	Cytokinetics, Inc. | 2026 Proxy Statement

EXECUTIVE COMPENSATION
Principal Executive Officer Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the “Rule”), the following table provides the ratio of the total compensation for 2025 for Mr. Blum, our principal executive officer to the total compensation for 2025 for our median employee as follows:

PEO Compensation for 2025	$11,881,456
Median Employee Compensation for 2025	$425,718
Ratio of PEO Compensation to Median Employee Compensation for 2025	28 to 1

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the Rule and applicable guidance. The Rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the Rule, in considering the pay-ratio disclosure, stockholders should keep in mind that the Rule was not designed to facilitate comparisons of pay ratios among different companies, even among companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.
In determining the median employee, we prepared a listing of all employees (excluding Mr. Blum) using a measurement date of December 31, 2025, annualized the salaries for those employees that were not employed for all of 2025 and identified the employee at the median of the listing of annualized salaries (the “Median Employee”) based on the annual base salary. We calculated the Median Employee Compensation for 2025 for the Median Employee on the same basis as the total compensation of Mr. Blum in the Executive Summary Compensation Table.
Cytokinetics, Inc. | 2026 Proxy Statement	51

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. As described in “Financial Performance Measures” below, we do not have a Company Selected Financial Measure as described in Item 402(v)(2)(vi) of Regulation S-K to link compensation actually paid (“CAP”) to our performance.
Required Tabular Disclosure of Compensation Actually Paid Versus Performance
The following table discloses information on CAP to our principal executive officer and (on average) to our other named executive officers during the specified years alongside total shareholder return (“TSR”) and net income metrics.
Pay versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	Value Of Initial Fixed $100 Investment Based On:
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Loss (thousands)	Company Selected Measure(7)
2025	$11,881,456	$15,830,283	$4,527,934	$4,353,571	$306	$120	$784,955	—
2024	$14,363,456	$(1,680,754)	$4,555,402	$574,072	$443	$114	$589,526	—
2023	$8,743,126	$20,675,807	$2,914,219	$6,431,731	$787	$115	$526,244	—
2022	$8,543,066	$8,688,372	$2,325,696	$1,321,707	$432	$111	$388,955	—
2021	$6,414,999	$19,860,766	$2,749,683	$6,474,352	$430	$125	$215,314	—

(1)
The amounts reported in this column reflect the total compensation reported for Mr. Blum (our PEO) for each corresponding years in the “Total” column of the Executive Summary Compensation Table included in our Proxy Statement for each of 2025, 2024, 2023, 2022, and 2021, with year 2021 adjusted as disclosed in footnote 3 to the Executive Summary Compensation Table included in our proxy statement for our 2023 Annual Meeting of Stockholders. Mr. Blum was our PEO for the entirety of each of our 2025, 2024, 2023, 2022, and 2021 fiscal years.

(2)
The amounts reported in this column represent the amount of CAP to Mr. Blum, as computed in accordance with Item 402(v)(2)(iii) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Blum during the applicable year. In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to Mr. Blum’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Aggregate Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2025	$11,881,456	$(10,245,936)	$14,194,763	$15,830,283

(a)	Represents the reported value of equity awards as reported in the “Stock and Option Awards” column in the Executive Summary Compensation Table for the applicable year.
52	Cytokinetics, Inc. | 2026 Proxy Statement

Pay Versus Performance
(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant besides the difference in grant price and ending applicable year share price. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Aggregate Equity Awards Adjustment
2025	$12,697,753	$1,790,282	$954,740	$379,008	$(1,627,020)	$14,194,763

(3)
The amounts in this column represent the average of the amounts reported for the Company’s named executive officers as a group (excluding the Company’s PEO, Mr. Blum) in the “Total” column of the Executive Summary Compensation Table included in our Proxy Statement for each of our 2025, 2024, 2023, 2022, and 2021 fiscal years, with year 2021 adjusted as disclosed in footnote 3 to the Executive Summary Compensation Table included in our proxy statement for our 2023 annual meeting of stockholders, the Company’s named executive officers whose average compensation amounts are included in this figure are Mr. Lee, Mr. Hessekiel, Dr. Malik, and Mr. Callos. For 2024, the Company’s named executive officers whose average compensation amounts are included in this figure are Mr. Lee, Mr. Jaw (former Chief Financial Officer), Dr. Malik, Mr. Callos and Mr. Pletcher (former Chief Legal Officer). For 2023, the Company’s named executive officers whose average compensation amounts are included in this figure are Mr. Jaw, Dr. Malik, Mr. Callos and Robert Wong (former Chief Accounting Officer). For 2022, the Company’s named executive officers whose average compensation amounts are included in this figure are Mr. Jaw, Dr. Malik, Mr. Callos, David W. Cragg (former Chief Administration Officer), Mark A. Schlossberg (former General Counsel and Secretary) and Mr. Wong. For 2021, the Company’s named executive officers whose average compensation amounts are included in this figure are Mr. Jaw, Dr. Malik, Mr. Callos and Mr. Schlossberg.

(4)
The amounts do not reflect the actual average amount of compensation earned by or paid to the Company’s named executive officers as a group during the applicable year. In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to average total compensation for the Company’s named executive officers as a group (excluding the Company’s PEO, Mr. Blum) for each year to determine the average CAP, using the same methodology described above in footnote 2 above to the Pay versus Performance Table:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$4,527,934	$(3,762,788)	$3,588,425	$4,353,571

(a)	Represents the reported average value of equity awards as reported in the “Stock and Option Awards” column in the Executive Summary Compensation Table for the applicable year.
(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant besides the difference in grant price and ending applicable year share price. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Aggregate Equity Awards Adjustment
2025	$4,252,941	$458,050	$215,512	$25,976	$(1,364,054)	$3,588,425

(5)
Cumulative TSR is calculated by the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. “Measurement period” is defined as: for 2021, the one-year period from market close December 31, 2020 through December 31, 2021; for 2022, the two-year period from market close on December 31, 2020 through December 31, 2022; for 2023, the three-year period from market close December 31, 2020 through December 31, 2023; for 2024, the four-year period from market close December 31, 2020 through December 31, 2024; and for 2025, the five-year period from market close December 31, 2020 through December 31, 2025.

(6)	Represents the Nasdaq Biotechnology Index.
(7)	We do not have a Company Selected Financial Measure as described in Item 402(v)(2)(vi) of Regulation S-K to link CAP to our performance.
Cytokinetics, Inc. | 2026 Proxy Statement	53

Pay Versus Performance
Financial Performance Measures
As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is based on a pay-for-performance philosophy to support the long-term growth of, and the strategic direction for, the Company. The metrics that the Company uses for both our annual cash incentive under our NEIP and long-term incentive plans are selected based on the objective of creating a strong nexus between executive officer and stockholder financial interests through sustaining positive performance over a multi-year period by way of attainment of our corporate and individual goals. As our first drug was only approved in December 2025 and revenue generating through commercial sales did not commence until January 2026, we do not have a financial performance measure to link CAP to our performance in this Proxy Statement.
Description of the Relationship between Pay and Performance
For the vast majority of 2025, we were a late stage research and development biotechnology company and only commenced commercial sales of our first drug in January 2026. Accordingly, the corporate and individual goals that drive compensation to our named executive officers in 2025 and prior years are non-financial goals such as regulatory milestones, including obtaining regulatory approval for our drug candidates and filing investigational new drug applications, research and development goals such as conducting and completing clinical trials, and designing and implementing our patient-centricity and diversity, equity and inclusion programs.
The Pay versus Performance Table above demonstrates:
•
From 2021 to 2022, CAP to our PEO decreased by 56%, from approximately $19.9 million to approximately $8.7 million, and average CAP to our other named executive officers (excluding our PEO) similarly decreased by 80%, from approximately $6.5 million to approximately $1.3 million. TSR increased from $430 to $432 (representing an increase of <1%), and net losses increased by approximately 81%, from approximately $215.3 million to approximately $389.0 million.

•
From 2022 to 2023, CAP to our PEO increased by 138%, from approximately $8.7 million to approximately $20.7 million, and average CAP to our other named executive officers (excluding our PEO) similarly increased by 392%, from approximately $1.3 million to approximately $6.4 million. TSR increased from $432 to $787 (representing an increase of 82%) and net losses increased by approximately 34%, from approximately $389.0 million to approximately $522.7 million.

•
From 2023 to 2024, CAP to our PEO decreased by approximately 108%, from approximately $20.7 million to approximately $(1.7) million, and average CAP to our other named executive officers (excluding our PEO) similarly decreased by approximately 91%, from approximately $6.4 million to approximately $0.6 million. TSR decreased from $787 to $443 (representing a decrease of approximately 44%) and net losses increased by approximately 12%, from approximately $522.7 million to approximately $587.1 million.

•
In 2025, CAP to our PEO was approximately $15.8 million, which represents a 1,029% increase as compared to his CAP of approximately $(1.7) million in 2024. The average CAP to our other named executive officers (excluding our PEO) increased from approximately $0.6 million to approximately $4.5 million, reflecting a 650% increase year-over-year. TSR decreased from $443 in 2024 to $306 in 2025 (representing a decrease of approximately 31%) and net losses increased approximately 34%, from approximately $587.1 million in 2024 to approximately $787.0 million in 2025.

•
The Company has seen cumulative growth in TSR from 2020 through 2025 with a cumulative growth rate of 206%, while the peer group (the Nasdaq Biotechnology Index) experienced a 20% increase over the 5-year period.

For additional context along with a review of our performance metrics, our process for setting executive compensation, and how our executive compensation design reinforces our compensation philosophy, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
54	Cytokinetics, Inc. | 2026 Proxy Statement

Equity Compensation Plans at
December 31, 2025

The following table provides certain information with respect to all our equity compensation plans at December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	9,559,530	$32.58(1)	6,207,304(2)
Equity compensation plans not approved by stockholders(3)	3,882,343	$42.14	—
	13,441,873	$35.34	6,207,304

(1)
All option awards, RSUs and PSUs are reflected in this column. The weighted-average exercise price reflects all of these awards collectively. Outstanding RSUs have no exercise price. The weighted-average exercise price for the options, which are primarily the equity awards that have an exercise price, is $35.53.

(2)
The equity compensation plans approved by stockholders are described in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. Includes 6,126,824 securities available under the 2004 EIP and 80,480 securities available for issuance under the 2015 ESPP as of December 31, 2025.

(3)
In May 2020, our Board of Directors approved amendments to the 2004 EIP to permit the granting of up to 750,000 shares of Common Stock as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4). This initial pool of shares of Common Stock available for issuance as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4) was increased by our Board of Directors in August 2021 by an additional 1,100,000 shares of Common Stock, in May 2022 by an additional 1,600,000 shares of Common Stock, in February 2023 by an additional 1,000,000 shares of Common Stock, and most recently in May 2025 by an additional 5,000,000 shares of Common Stock. The amounts in this line reflect the shares subject to these amendments to the 2004 EIP. The weighted-average exercise price reflects all of the awards outstanding pursuant to this provision of the 2004 EIP collectively. Outstanding RSUs have no exercise price. The weighted-average exercise price for the options granted pursuant to this provision, which are the only equity awards that have an exercise price, is $42.14.

Cytokinetics, Inc. | 2026 Proxy Statement	55

Director Compensation

Our non-employee director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the Board of Directors and its committees, and an equity component, designed to align the interests of independent directors and stockholders in amounts that correlate to their responsibilities and levels of participation, including service on Board committees.
Annual Retainers
Our non-employee directors received annual base retainers in the amounts set forth below.

Base Retainer	Board of Directors Chair	$85,000
	Other directors	$50,000
Committee Chair Retainer	Audit Committee	$25,000
	Compliance Committee	$15,000
	Compensation and Talent Committee	$20,000
	Nominating and Governance Committee(1)	$13,000
	Science and Technology Committee	$25,000
	Transactions Committee	$20,000
Committee Member Retainer	Audit Committee	$12,500
	Compliance Committee	$7,500
	Compensation and Talent Committee	$10,000
	Nominating and Governance Committee(1)	$6,500
	Science and Technology Committee	$7,500
	Transactions Committee	$10,000

(1)
From January 1, 2025 until June 30, 2025, the Nominating and Governance Committee Chair Retainer was $10,000 and the Committee Chair Retainer was $5,000. On the recommendation of the Compensation Committee, after consultations with our independent compensation consultant, the Nominating and Governance Committee Chair Retainer was increased to $13,000 and the Committee Member Retainer was increased to $6,500.

We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with service on our Board of Directors.
Election to Receive Retainers in Cash or Equity
Each non-employee director may make an annual election to receive his or her annual base retainer (but not committee retainers) either wholly in cash or to receive either 50% or 100% of that retainer in fully vested shares of Common Stock under the 2004 EIP of equal value (“Equity in Lieu of Cash Retainer Option”). Non-employee directors electing to receive 50% or 100% of their annual base retainer in fully vested Common Stock will receive such shares on the first business day of each calendar quarter for which the election is in effect.
56	Cytokinetics, Inc. | 2026 Proxy Statement

Director Compensation
Initial and Annual Equity Grants to Non-Employee Directors
Non-employee directors receive grants of stock options under the 2004 EIP. Under our Non-Employee Director Equity Compensation Policy, our non-employee directors receive an initial equity grant comprised of stock options to purchase shares of our Common Stock with a grant date fair value of $700,000 upon joining the Board of Directors. This initial grant vests in equal monthly installments over three years. Continuing non-employee directors receive an annual recurring equity grant comprised of RSUs and stock options to purchase shares of our Common Stock with an aggregate grant date fair value of $440,000 on the date of our Annual Meeting of Stockholders, the stock options of which will vest monthly over a period commencing on the grant date and ending on the earlier to occur of (x) the one-year anniversary of the date of the grant and (y) the date of Company’s Annual Meeting of Stockholders for the calendar year immediately subsequent to the grant date, and the RSUs of which will vest in one installment on the earlier to occur of (x) the one-year anniversary of the grant date and (y) the date of the Company’s Annual Meeting of Stockholders for the calendar year immediately subsequent to the grant date, in each case subject to the director’s continuous service as a member of the Board. Our Board continues to have discretion to grant options to new and continuing non-employee directors.
Non-employee directors with five years or more of service but less than ten years of service on the Board have two years following resignation to exercise vested options, and those non-employee directors with ten years or more of service have three years following resignation to exercise vested options. Non-employee directors with less than five years of service have one year following resignation to exercise vested options. The terms of stock option award grants after March 2024 reflect the foregoing.
Director Compensation Table for 2025
Employee directors receive no separate compensation for service as a member of the Board of Directors. The following table summarizes the total compensation for 2025 earned by our non-employee Directors.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Stock Awards(3)	Total
Dr. Henderson	$40,294	$220,000	$220,000	$480,294
Ms. Bhanji	$80,750	$220,000	$220,000	$520,750
Mr. Daly	$21,563	$700,000	$—	$721,563
Dr. Harrington	$13,315	$220,000	$220,000	$453,315
Dr. Kaye	$38,815	$220,000	$220,000	$478,815
Mr. Landry	$54,688	$920,000	$220,000	$1,194,688
Ms. Parshall	$100,000	$220,000	$220,000	$540,000
Dr. Wierenga	$64,588	$220,000	$220,000	$504,588
Ms. Wysenski	$61,338	$220,000	$220,000	$501,338

1.
Pursuant to the Equity in Lieu of Cash Retainer Option, the following non-employee directors received shares of our Common Stock in lieu of some or all their retainers pursuant to our Equity In Lieu of Cash Retainer Option program, as follows: Dr. Henderson – 1,882, Dr. Harrington – 1,106; Dr. Kaye – 1,106; Dr. Wierenga – 552; and Ms. Wysenski – 552.

2.
Automatic grants of stock options to non-employee directors were granted at the time of the 2025 Annual Meeting of Stockholders (May 14, 2025) at an exercise price of $30.00 per share, which represents the fair market value of our Common Stock on the date of the grant. The amounts in the table reflect the grant-date fair value of stock option grants calculated in accordance with Topic 718. Assumptions used for the valuation of these grants are set forth in Note 8 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition to their automatic grant of stock options as described in footnote 1 above, Mr. Daly’s option grants for 2025 include his initial option grant of 27,450 shares at an exercise price of $37.84. In addition to their automatic grant of stock options as described in footnote 1 above, Mr. Landry’s option grants for 2025 include his initial option grant of 25,538 shares at an exercise price of $42.21. All of Mr. Daly and Mr. Landry’s option awards reflect the grant-date fair value of stock option grants in accordance with Topic ASC 718, which represents the fair market values of our Common Stock on the date of the grants. As of December 31, 2025, the aggregate number of stock options held by our non-employee directors at such time were as follows: Dr. Henderson – 185,579; Ms. Bhanji – 76,946; Mr. Daly – 3,050; Dr. Harrington – 66,946; Dr. Kaye – 126,087; Mr. Landry – 13,439; Ms. Parshall – 44,695; Dr. Wierenga – 131,692; and Ms. Wysenski – 76,946.

3.
Automatic grants of RSUs to non-employee directors were granted at the time of the 2025 Annual Meeting of Stockholders (May 14, 2025). The amounts in the table reflect the grant date fair value of the RSU awards calculated in accordance with Topic 718. Assumptions used for the valuation of these grants are set forth in Note 8 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As of December 31, 2025, the aggregate number of unvested RSUs held by our non-employee directors at December 31, 2024 was 7,333 per director. Mr. Daly did not receive an RSU grant in 2025 as he was appointed to the Board in August 2025, following the date of the Annual Meeting at which such grants were made.

We reimburse our non-employee directors for out-of-pocket expenses incurred in connection with service on our Board of Directors.
Cytokinetics, Inc. | 2026 Proxy Statement	57

Delinquent Section 16(a) Reports

To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, all required Section 16(a) reports were timely filed during the calendar year ended December 31, 2025.
Certain Business Relationships and Related Party Transactions

Review, Approval or Ratification of Transactions with Related Parties
Our policy is that any transaction with a related party that is required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Ethics, must be reviewed and approved according to an established procedure. Such a transaction is reviewed and, if appropriate, approved or declined by the Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead review each such transaction on a case-by-case basis. Our policy is to require that all such compensation-related matters be reviewed by the Compensation Committee and, if approved, submitted to the Board of Directors for review and approval. Any waiver of our Code of Ethics must be reviewed by the Governance Committee and, if approved, must be reported as required under applicable SEC rules.
Indemnification of Directors and Officers

We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to us. Under our bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnification agreements with each of our directors and officers, which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
58	Cytokinetics, Inc. | 2026 Proxy Statement

Other Matters

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares they represent as the Board of Directors may recommend.
By Order of the Board of Directors
/s/ John O. Faurescu
John O. Faurescu, Esq.
Associate General Counsel & Corporate Secretary
Dated: April 17, 2026
Cytokinetics, Inc. | 2026 Proxy Statement	59

APPENDIX A

CYTOKINETICS, INCORPORATED

AMENDED AND RESTATED
2015 EMPLOYEE STOCK PURCHASE PLAN

Originally Adopted by the Board of Directors: February 3, 2015
Approved by the Stockholders: May 20, 2015
Original Effective Date: November 1, 2015
Amended and Restated by the Board of Directors: February 29, 2024
Approved by the Stockholders: May 15, 2024
[Approved by the Stockholders: May 27, 2026]
1. PURPOSE AND EFFECTIVE DATE.
(a) The purpose of this 2015 Employee Stock Purchase Plan is to provide a means by which Eligible Employees of Cytokinetics, Incorporated and certain designated Related Corporations may be given an opportunity to purchase shares of the Company’s Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its related corporations. Capitalized terms have the meaning ascribed to them in Section 14.
(b) The Company’s 2004 Employee Stock Purchase Plan, as amended (the “2004 ESPP”) became effective in connection with the Company’s initial public offering in 2004. If this Plan is approved by shareholders, the 2004 ESPP will be terminated effective October 30, 2015 according to resolutions of the Board of Directors, and this Plan will become effective November 1, 2015 (the “Effective Date”).
2. ADMINISTRATION.
(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine how and when Purchase Rights to purchase shares of Stock will be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).
(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.
(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it will deem necessary or expedient to make the Plan fully effective.
(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.
(v) To suspend or terminate the Plan at any time as provided in Section 12.
(vi) To amend the Plan at any time as provided in Section 12.
Cytokinetics, Inc. | 2026 Proxy Statement	A-1

APPENDIX A
(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3. SHARES OF STOCK SUBJECT TO THE PLAN.
(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Stock that may be sold pursuant to Purchase Rights will not exceed in the aggregate 2,459,879 shares of Stock.
(b) If any Purchase Right granted under the Plan will terminate without having been exercised in full, the shares of Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Stock, including shares repurchased by the Company on the open market.
4. GRANT OF PURCHASE RIGHTS; OFFERING.
(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, which will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of the shares of Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Stock on the Offering Date, then (i) that Offering will terminate immediately, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
A-2	Cytokinetics, Inc. | 2026 Proxy Statement

APPENDIX A
5. ELIGIBILITY.
(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c) No Employee will be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e) Officers of the Company and any designated Related Corporation who are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.
6. PURCHASE RIGHTS; PURCHASE PRICE.
(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b) The Board will establish one or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering will be exercised and purchases of shares of Stock will be carried out in accordance with such Offering.
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APPENDIX A
(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
(d) The purchase price of shares of Stock acquired pursuant to Purchase Rights will be not less than the lesser of: (i) an amount equal to 85% of the Fair Market Value of the shares of Stock on the Offering Date; or (ii) an amount equal to 85% of the Fair Market Value of the shares of Stock on the applicable Purchase Date.
7. PARTICIPATION; WITHDRAWAL; TERMINATION.
(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form will authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.
(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company will distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering will thereupon terminate. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form in order to participate in subsequent Offerings.
(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company will distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Stock for the terminated or otherwise ineligible Employee) under the Offering.
(d) Purchase Rights will not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.
(e) Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.
8. EXERCISE OF PURCHASE RIGHTS.
(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions will be applied to the purchase of shares of Stock up to the maximum number of shares of Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.
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APPENDIX A
(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Stock and such remaining amount is less than the amount required to purchase one share of Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Stock is at least equal to the amount required to purchase one whole share of Stock on the final Purchase Date of the Offering, then such remaining amount will be distributed in full to such Participant at the end of the Offering without interest.
(c) No Purchase Rights may be exercised to any extent unless the shares of Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than 12 months and the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering will be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Stock) will be distributed to the Participants without interest.
9. COVENANTS OF THE COMPANY.
The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Stock upon exercise of such Purchase Rights unless and until such authority is obtained.
10. DESIGNATION OF BENEFICIARY.
(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation will be on a form provided by or otherwise acceptable to the Company.
(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares of Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11. ADJUSTMENTS UPON CHANGES IN STOCK; CORPORATE TRANSACTIONS.
(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and
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APPENDIX A
number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions will be used to purchase shares of Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings will terminate immediately after such purchase.
12. AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.
(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.
(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.
13. MISCELLANEOUS PROVISIONS.
(a) Proceeds from the sale of shares of Stock pursuant to Purchase Rights will constitute general funds of the Company.
(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Stock subject to Purchase Rights unless and until the Participant’s shares of Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
A-6	Cytokinetics, Inc. | 2026 Proxy Statement

APPENDIX A
14. DEFINITIONS.
The following definitions will apply to the capitalized terms used in the Plan:
(a) “Board” means the Board of Directors of the Company.
(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(e) “Company” means Cytokinetics, Incorporated, a Delaware corporation.
(f) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) the sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) the sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii) the merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) the merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(h) “Director” means a member of the Board.
(i) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(j) “Employee” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.
(k) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as defined in Section 423(b) of the Code.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Fair Market Value” means, as of any date, the value of the Stock determined as follows:
(i) If the Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Stock) on the date of determination, as reported in such
Cytokinetics, Inc. | 2026 Proxy Statement	A-7

APPENDIX A
source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Stock on the date of determination, then the Fair Market Value will be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii) In the absence of such markets for the Stock, the Fair Market Value will be determined by the Board in good faith.
(n) “Offering” means the grant of Purchase Rights to purchase shares of Stock under the Plan to Eligible Employees.
(o) “Offering Date” means a date selected by the Board for an Offering to commence.
(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(q) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.
(r) “Plan” means this Cytokinetics, Incorporated Amended and Restated 2015 Employee Stock Purchase Plan.
(s) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights will be exercised and as of which purchases of shares of Stock will be carried out in accordance with such Offering.
(t) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next Trading Day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(u) “Purchase Right” means an option to purchase shares of Stock granted pursuant to the Plan.
(v) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(w) “Securities Act” means the Securities Act of 1933, as amended.
(x) “Stock” means the Common Stock of the Company.
(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.
* * * *
A-8	Cytokinetics, Inc. | 2026 Proxy Statement

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CYTOKINETICS, INCORPORATED

The Board of Directors recommends you vote "For" each of the nominees listed in Proposal 1 and "For" Proposals 2, 3 and 4.

1. Election of Class I Directors for terms expiring in 2029.

Nominees:	For	Withhold
1a. Edward M. Kaye, M.D.	☐	☐
1b. Wendell Wierenga, Ph.D.	☐	☐
1c. Nancy J. Wysenski	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 27, 2026:
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V92332-P46737

CYTOKINETICS, INCORPORATED
Annual Meeting of Stockholders
May 27, 2026 10:00 AM PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints each of Robert I. Blum, Jeffrey J. Hessekiel, Esq., and John O. Faurescu, Esq. as the true and lawful agents and proxies of the undersigned, each with full power of substitution and revocation, and authorizes each of them, acting individually and not jointly, to vote all of the shares of capital stock of Cytokinetics, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Cytokinetics, Incorporated to be held on May 27, 2026 at 10:00 a.m. PT at 350 Oyster Point Blvd., South San Francisco, CA 94080 and any adjournment or postponement thereof upon the matters specified as designated on the reverse side of this form (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee named on the reverse side of this card is unable to serve or for good cause will not serve) and upon such other matters as may be properly brought before such meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before such meeting and revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side